                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                         POST EFFECTIVE AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   XFONE, INC.
                 (Name of small business issuer in its charter)

      Nevada                          7389                      11-3618510
  (State or other              (Primary Standard            (I.R.S. Employer
  jurisdiction of                 Industrial                 Identification
  incorporation or              Classification                  Number)
   organization)                 Code Number)

                        c/o Swiftnet Ltd. Britannia House
                                 960 High Road,
                       London, United Kingdom N12 9RY     N/A
              (Address of principal executive offices) (Zip Code)
     Registrant's telephone number, including area code: 011.44.2084469494

                     The Corporation Trust Company of Nevada
                                  6100 Nell Rd
                                    Suite 500
                                  Reno NV 89511
            (Name, address and telephone number of agent for service)

            477,800 SHARES ARE BEING OFFERED BY SELLING SHAREHOLDERS

                             All Communications to:
                            Brenda Lee Hamilton, Esq.
                         Hamilton, Lehrer & Dargan P.A.
                          2 East Camino Real, Suite 202
                            Boca Raton, Florida 33432
                  Telephone 561-416-8956 Facsimile 561-416-2855

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The prospectus forming a part of this registration statement combines common stock offered pursuant to a previously filed and effective registration statement on Form SB-2, Registration No. 333-67232 pursuant to Rule 429 (a).
--------------------------------------------------------------------------------
                     CALCULATION OF REGISTRATION FEE (1)(2)
Title of each class    Amount        Offering     Aggregate     Amount of
of securities          to be         price        offering      registration
to be registered       registered    per share    price         fee
--------------------------------------------------------------------------------
Common Stock,          477,800       $3.50        $1,672,300    $399.68
$.001 par value
--------------------------------------------------------------------------------
(1) Estimated solely to calculate the registration fee pursuant to Rule 457.
(2) Consists of the 477,800 shares of common stock which were registered on our original Form SB-2 registration statement that was filed originally filed on
August 10, 2001 and declared effective by the Securities and Exchange Commission on December 12, 2001.
(3) The fee for the 477,800 shares of common stock subject to this registration statement have previously been registered and the registration fee has been previously paid.
(4) This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

Selling shareholders hold all of the shares being registered. Our shares are quoted on the OTC Bulletin Board under the symbol "XFNE". We will not receive proceeds from the sale of shares from the selling shareholders.

EXPLANATORY NOTE
On August 10, 2001, we filed Registration No. 333-672-32 on Form SB-2, which was declared effective on December 12, 2001. In addition, on February 4, 2002, we filed Post Effective Amendment Number 1 to the Form SB-2, to provide updated information pertaining to our business. We are filing this Post Effective
Amendment Number 2 to update information pertaining to our business.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS COVER PAGE

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities offered pursuant to this prospectus until the registration statement filed with the Securities and
Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February 28, 2003.

PROSPECTUS
                                   XFONE, INC.
477,800 SHARES OF OUR COMMON STOCK ARE BEING OFFERED BY SELLING SHAREHOLDERS

Our current shareholders are offering 477,800 shares of our common stock.

Our common stock is quoted on the OTC  Bulletin Board under the symbol ("XFNE"). There is no trading market for our common stock.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY
PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the Registration
Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

The date of this Post Effective Amendment Number 2 is February 28, 2003.

                                 Offering Information
-------------------------------------------------------------------------------
                Price to     Underwriting     Estimated     Proceeds to
                Public(1)    Discounts and    Offering      Company(4)
                             Commissions(2)   Expenses(3)
-------------------------------------------------------------------------------
Per Share       $3.50           N/A             N/A           N/A
-------------------------------------------------------------------------------
Total           $0.0           $0.0            $0.0          $0.0

(1) Does not include offering costs, including filing, legal, accounting and miscellaneous fees incurred or expected to be incurred of approximately
$137,899.68. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.
(2) We will not receive proceeds from the sale of shares from the selling shareholders.

The date of this Post Effective Amendment Number 2 is February 28, 2003.

INSIDE FRONT COVER OF PROSPECTUS

Until 90 days after the date of this prospectus, or until _______________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their sold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                            Page
PART I - INFORMATION REQUIRED IN PROSPECTUS
ITEM 1.  Front of Registration Statement and Outside Front Cover of Prospectus.1

      If Worldcom International Ltd.'s agreement to provide us with telephone routing and switching services is terminated, or if
        Worldcom ceases doing business, our revenues, and potential profitability may be adversely affected..............................  7
      We are subject to extensive foreign regulation, foreign
        jurisdiction, foreign political events or upheavals that may lead to increased costs and decreased revenues.......................  7
      If our information and billing systems do not keep pace with our operational growth, our revenues and customer base will be adversely affected...................................................  7
      Terrorist attacks, war, or armed conflict may negatively affect our business, financial condition, and results of operations.........  8
      If we need financing, but are unable to obtain it to support our expansion plans, we will have to curtail othese plans
        and the value of your investment may be negatively affected..........  8
      The demand for our services fluctuates during certain periods which will negatively affect our revenues and stock price
        and make it difficult for you to determine whether our
        business will be successful..........................................  8
      Our management decisions are made by our founder and Chairman of our Board of Directors, Abraham Keinan, and our President/
        Principal Executive Officer/Principal Financial Officer/
        Principal Accounting Officer and a Director, Guy Nissenson;
        if we lose their services, our operations will be negatively impacted.............................................................  8
      Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.......................................................  9
      Our operations are subject to possible conflicts of interest;
        there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders...................  9
      Our operations are subject to possible conflicts of interest regarding Swiftnet's agreements with Campbeltown Business, Ltd.
        and Abraham Keinan; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders...  9
      Because our common stock is considered a penny stock, any
        investment in our common stock is considered a high-risk
        investment and is subject to restrictions on marketability;
        you may be unable to sell your shares................................ 10
      We may not meet the proposed National Association of Security
        Dealer exchange listing Requirements, which may lead to
        increased investment risk and inability to sell your shares.......... 10
      U.S. investors may have trouble in attempting to enforce
        liabilities based upon U.S. federal securities laws against us and our subsidiary, Swiftnet, and its non-U.S. resident directors............................................................ 10
      Certain Nevada corporation law provisions could prevent a
        potential takeover of us which could adversely affect the
        market price of our common stock or deprive you of a premium

ITEM 23.  Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure ............................... 59
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY
This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, because of many factors, including those identified under the "Risk Factors" Section of this prospectus beginning on page
7. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the
Financial Statement Section beginning on page 58, before making an investment decision. In addition, you should consult you tax, legal, or business advisor before making an investment.

HOW OUR COMPANY IS ORGANIZED
We were incorporated in the State of Nevada on September 1, 2000 in order to acquire Swiftnet, Ltd. and to conduct Swiftnet's telecommunications business.
Swiftnet was incorporated under the laws of the United Kingdom on February 12,
1990. We completed the acquisition of Swiftnet on October 4, 2000 by a share exchange in which we acquired all of Swiftnet's issued and outstanding stock in exchange for 2.4 million newly issued shares of our common stock. At the time of the share exchange our 2.4 million shares represented 55% of our issued shares.
As a result of the share exchange, Swiftnet became our subsidiary, the members of Swiftnet's board of directors were appointed to our board of directors and
Swiftnet's officers became our officers. We are authorized to issue 25,000,000 shares of common stock of which 5,071,539 shares are issued and outstanding. We are authorized to issue 50,000,000 shares of preferred stock of which no shares are issued and outstanding.

WHERE YOU CAN FIND US
Our principal executive offices are located at Britannia House, 960 High Road,
London, United Kingdom N12 9RY. Our telephone number is 011.44.2084469494.

ABOUT OUR BUSINESS
We provide long distance voice and data communications services solely through our subsidiary, Swiftnet, Ltd, which has conducted communications service operations in the United Kingdom since 1990. We provide, facsimile, and e-mail methods of communications. Our customers are located in over 75 countries in
Europe, Australia, North America, South America, Asia, and Africa. Approximately
75% of our revenues are derived from our customers located in the United
Kingdom.

Our services include home and business telephone services utilizing access numbers and calling cards. We also provide e-mail and facsimile messaging services, including multiple facsimile distributions, e-mail to facsimile and facsimile to e-mail services. Our future services primarily include creating an
Internet-based customer service and billing interface to include on-line registration, account control, payment and billing functions and information retrieval. We also plan to establish our services in other countries worldwide.
In addition, we plan to resell cellular telephone services of other carriers.

THE OFFERING:
As of the date of this prospectus, we had 5,071,539 shares of common stock issued and outstanding and no shares of preferred stock outstanding. This offering is comprised entirely of shares of our common stock held by our selling shareholders.

Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the selling shareholders' securities. Our Offering expenses were approximately $200,000.

The selling shareholders are offering 477,800 shares of our common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol ("XFNE").
There is no public market for our common stock.

                    Selected Historical Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

IN BRITISH POUNDS
                                             December 31 (£)
                                  2001           2000          1999
                                 Audited        Audited       Audited
                                -------------------------------------
REVENUES                        2,658,905     1,354,746       758,846
OPERATING PROFIT(LOSS)            235,336        97,687        49,469
NET INCOME(LOSS)                  145,606        69,559        39,159
BASIC NET INCOME(LOSS) PER SHARE     0.03          0.02          0.01
TOTAL ASSETS                    1,569,336       968,544       470,250
LONG-TERM DEBT                     50,488        40,676        22,981

IN UNITED STATES DOLLARS
                                              December 31
                                   2001          2000          1999
                                -------------------------------------
Revenues                        3,855,412     2,022,009     1,132,606
Operating profit                  341,237       145,810        73,834
Net Income (loss)                 211,129       103,828        58,446
Basic net Income per Share           0.04         0.037         0.021
Total Assets                    2,275,537     1,445,580       701,865
Long Term Debt                     73,208        60,710        34,300

                                         Three Months Ended September 30
                                 2002          2001         2002         2001
                                   British Pounds       United States Dollars
                                     Unaudited                  Unaudited
                             -------------------------------------------------
Revenues                     1,098,437       674,112    1,702,577      963,980
Operating Profit               111,036        62,949      172,106       90,017
Net Income (loss)               49,769        19,133       71,170       27,360
Basic net Income per Share        0.01           -           0.02         0.01

                                         Nine Months Ended September 30
                                 2002          2001         2002        2001
                                   British Pounds       United States Dollars
                                     Unaudited                  Unaudited
                             -------------------------------------------------
Revenues                     2,817,727     1,783,035    4,367,477    2,549,740
Operating Profit               308,910       188,553      478,810      269,631
Net Income                     209,049       145,987      319,376      208,761
Basic net Income per Share        0.04          0.03         0.06         0.04
Total Assets                 2,380,189     1,629,721    3,689,293    2,330,501
Long term debt                  46,135        34,934       71,509       50,304

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES
A HIGH DEGREE OF RISK. WE CANNOT ASSURE PROSPECTIVE INVESTORS THAT WE WILL
CONTINUE OPERATIONS, GENERATE REVENUES, OR MAKE A PROFIT IN THE FUTURE. NO
PURCHASE OF THE COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD A
TOTAL LOSS OF HIS OR HER INVESTMENT

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

If Worldcom International Ltd.'s agreement to provide us with telephone routing and switching services is terminated, or if Worldcom ceases doing business, our revenues, and potential profitability may be adversely affected.
Should our agreement with WorldCom International, Ltd., our primary provider of telephone routing and switching services and a Great Britain based subsidiary of
Worldcom, Inc., be terminated, or Worldcom, Inc., which filed for Chapter 11 bankruptcy on July 21, 2002, cease doing business, we would attempt to secure new agreements with providers or we would have to reprogram the systems for our direct access customers, from the WorldCom switch to another provider. The occurrence of either event may cause disruptions in service, prolonged interruptions, or a cessation of our customer services, all of which could negatively affect our revenues and potential profitability. For more detailed information regarding our agreement with WorldCom International, Ltd. please see our "Description of Business" Section beginning at page 32.

We are subject to extensive foreign regulation, foreign jurisdiction, foreign political events or upheavals that may lead to increased costs and decreased revenues.
Our business operates in at least 75 countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. In addition, some foreign countries where we provide telecommunications services may be subject to economic upheavals or political crisis, instability or political changes in control. Our compliance with foreign rules and regulations or responses to political/economic events may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability. For more detailed information regarding our foreign business, please see our "Description of Business" Section beginning at page 32.

If our information and billing systems do not keep pace with our operational growth, our revenues and customer base will be adversely affected.
Over the past two years, our business has at least doubled. We now handle at least 1,000,000 transactions on a daily basis with over 2000 customers located in 75 countries. Accordingly, our information and billing systems are under increasing stress. If we fail to maintain and improve efficient information and billing systems or if these systems do not keep pace with our growth, our revenues and customer base will materially decrease.

Terrorist attacks, war, or armed conflict may negatively affect our business, financial condition, and results of operations.
Terrorist attacks upon Great Britain or Great Britain's possible involvement in a war or armed conflict with Iraq, may negatively impact consumer confidence and spending in Great Britain, as well as the economies of any of the countries where we conduct our business. Any such occurrences could negatively affect our business, financial condition, and results of operations.

If we need financing, but are unable to obtain it to support our expansion plans, we will have to curtail othese plans and the value of your investment may be negatively affected.
Our future business will involve substantial costs, primarily those costs associated with establishment of an Internet-based customer service and billing interface to include on-line registration, full account control, payment and billing information retrieval. If our revenues are insufficient to establish or market our Internet-based services, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations and our future growth plans, which could negatively affect our revenues and potential profitability and the value of your investment.

The demand for our services fluctuates during certain periods which will negatively affect our revenues and stock price and make it difficult for you to determine whether our business will be successful.
Our business is characterized by a lower demand for our services during the months of April, August and December. Because our revenues will correspond to our demand, our revenues will be negatively affected during those months and may reflect lower earnings. This could negatively affect our stock price and lower the value of your investment in our common stock and make it difficult for you to assess whether our business will be successful.

Our management decisions are made by our founder and Chairman of our Board of
Directors, Abraham Keinan, and our President/Principal Executive Officer/
Principal Financial Officer/Principal Accounting Officer, Guy Nissenson; if we
lose their services, our operations will be negatively impacted.
The success of our business is dependent upon the expertise of our Chairman of the Board, Abraham Keinan, and our President/Principal Executive Officer/
Principal Financial Officer/Principal Accounting Officer, Guy Nissenson. Because
Messrs. Keinan and Nissenson are essential to our operations, you must rely on their management decisions. Messrs. Keinan and Nissenson will continue to control our business affairs after the offering. We have not entered into any agreement with Messrs. Keinan or Nissenson that would prevent them from leaving our company, nor have we obtained any "key man" life insurance relating to them.
There is no assurance that we would be able to hire and retain another Chairman of the Board or President/Principal Executive Officer/Principal Financial
Officer/Principal Accounting Officer with comparable experience. As a result, the loss of either Mr. Keinan's or Mr. Nissenson's services would have a materially adverse affect upon our business.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.
Collectively, our officers/directors beneficially own approximately 86.6% of our outstanding common stock. As such, our officers/directors and the their family members control the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions.
Additionally, our officers/directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

Our operations are subject to possible conflicts of interest; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.
Our officers/directors are involved in other business activities and may, in the future, become involved in such other business opportunities. If other business opportunities become available, our officers/directors may face a conflict in selecting between our business objectives and their own. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse affect on the rights of minority shareholders, our operations and our financial condition.

Our operations are subject to possible conflicts of interest regarding
Swiftnet's agreements with Campbeltown Business, Ltd. and Abraham Keinan; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.
During May 1999 Swiftnet, Ltd. entered into a renewable consulting agreement with Campbeltown Business, Ltd., a privately held company that is owned by our
President/Principal Executive Officer/Principal Financial Officer/Principal
Accounting Officer, Guy Nissenson, and his family. This agreement provides for cash payments to Campbeltown Business, Ltd. based upon Swiftnet attaining certain revenue levels. During June 2000, Swiftnet, Ltd. entered into a Stock
Purchase Agreement with our Chairman of the Board, Abraham Keinan, and
Campbeltown Business, Ltd. This agreement provides for compensation to
Campbeltown Business Ltd., in the form of options and stock, including an outstanding option to acquire a 10% interest in Swiftnet for $200,000. In addition, this agreement also prohibits us from issuing additional shares or equity rights without a written agreement from Campbeltown Business, Ltd., and grants them under certain conditions a right of first refusal on any securities offering we conduct until December 31, 2005. These agreements were not negotiated at "arms length" and are subject to potential conflicts of interest that may not be resolved in a manner favorable to our minority shareholders.
These agreements will enable Campbeltown Business, Ltd. to exert significant influence over our future operations, including our future equity financing transactions. You should be aware that any stock issuances to Campbeltown
Business, Ltd. will dilute your percentage stock ownership. For more detailed information regarding these agreements, please see our "Organization within the
Last Five Years". Section at page 27.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
If our common stock becomes tradable in the secondary market, we may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. For additional details concerning the disclosure requirements under the penny stock rules, see the section entitled Penny Stock Considerations at page 55 below.

We may not meet the proposed National Association of Security Dealer exchange listing Requirements, which may lead to increased investment risk and inability to sell your shares.
Our common stock is quoted on the OTC Bulletin Board under the symbol "XFNE".
The National Association of Security Dealers has proposed to the Securities and
Exchange Commission that the OTC Bulletin Board be phased out and eliminated, to be replaced with the Bulletin Board Exchange. If this occurs, we may not meet the new exchange listing requirements. Should we fail to meet the new exchange requirements, you will lose your entire investment.

U.S. investors may have trouble in attempting to enforce liabilities based upon
U.S. federal securities laws against us and our subsidiary, Swiftnet, and its
non-U.S. resident directors.
Our operations are conducted through our subsidiary, Swiftnet, Ltd., which is incorporated and located in the United Kingdom. Accordingly, all of our assets are located outside the United States. In addition, all of our directors are foreign citizens. As a result, it may be difficult or impossible for United
States investors to serve process within the United States upon us or to enforce judgment upon us for civil liabilities in United States courts.

Certain Nevada corporation law provisions could prevent a potential takeover of us which could adversely affect the market price of our common stock or deprive you of a premium over the market price.
We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.
Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors.

                                       10

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains "forward looking statements" which you should read and interpret with caution. Some of the statements in this prospectus are "forward looking statements". These forward looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements. These factors include, among others, the factors set forth under "Risk Factors." The words "believe," "expect," "anticipate," "intend," and
"plan" and similar expressions identify forward looking statements. We caution you not to place undue reliance or make your investment decision based on any forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements in this document to reflect any future events or developments.

ITEM 4. USE OF PROCEEDS
Not Applicable. We will not receive any proceeds from the sale of the securities by the selling shareholders.

ITEM 5. DETERMINATION OF OFFERING PRICE
Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our common shares.

ITEM 6. DILUTION
Not Applicable. We are not offering any shares in this Registration Statement.
All shares are being registered on behalf of our selling shareholders.

ITEM 7. SELLING SHAREHOLDERS
The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

                                       11

-------------------------------------------------------------------------------------------------------------
                                                                  Amount
                                                 Beneficially     Beneficially    Amount     Percentage
Owner                  Business Nature of        Relationship     Owned Prior     To Be      Before/After
Name                   Companies and Businesses  With Issuer      To Offering     Offered    Offering
-------------------------------------------------------------------------------------------------------------

A. J. Benson Limited   Textile / Clothing                                 200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Adminland Ltd.         Real Estate                                        400         400       0.008%/0
-------------------------------------------------------------------------------------------------------------
Agrafiotis,                                      Employee                 800         800       0.016%/0
Konstantinos
-------------------------------------------------------------------------------------------------------------
Alter A., J.                                                              100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Analysis               Software consultancy &                             100         100       0.002%/0
International Ltd.     supply
-------------------------------------------------------------------------------------------------------------
Asia Centre Plc        Real Estate                                        200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Aviv Plastics Limited  Plastics                                           200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
B & B Import Export    Import & Export Commerce                           100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Beeton, Sandra                                   Former Employee          500         500       0.010%/0
-------------------------------------------------------------------------------------------------------------
Binoray Ltd.           Shipping & Forwarding                              200         200       0.004%/0
                       Agents
-------------------------------------------------------------------------------------------------------------
BLD Agencies Ltd.      Textile / Clothing                                 200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Brittany Plant Ltd.    Plant & Machinery                                  200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
C K Business Systems   Telecommunication                                  300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
C.E.R. Ltd             Business & management                              100         100       0.002%/0
                       consultancy
-------------------------------------------------------------------------------------------------------------
Charitan, Mordechay                                                     70000       70000       1.400%/0
-------------------------------------------------------------------------------------------------------------
China Associates Ltd.  Trading & Investment                               100         100       0.002%/0
                       Services
-------------------------------------------------------------------------------------------------------------

                                       12

Cont'd
-------------------------------------------------------------------------------------------------------------
Cohen L., A.                                                              100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
D M Q A Technical      Technical Services                                 200         200       0.004%/0
Services(UK)
-------------------------------------------------------------------------------------------------------------
Danielli, Rami                                                          50000       50000       1.000%/0
-------------------------------------------------------------------------------------------------------------
Dargan, Howard         Attorney                  Attorney               20000       20000       0.004%/0
-------------------------------------------------------------------------------------------------------------
Dasons Computers Ltd.  Computer Consultants                             20000       20000       0.400%/0
-------------------------------------------------------------------------------------------------------------
Direct Bargain         Import/Export                                      200         200       0.004%/0
Supplies Ltd.
-------------------------------------------------------------------------------------------------------------
Dury, Charlie                                    Agent                    300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Ebert, Herman                                    Agent                   2500        2500       0.050%/0
-------------------------------------------------------------------------------------------------------------
Elani, Zion                                                               200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Eliav, Jacob                                                              100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Euro Net Data Ltd.     Computer related                                   100         100       0.002%/0
                       activities
-------------------------------------------------------------------------------------------------------------
Faith Products Ltd.    Manufacture perfumes
                       & toilet preparations                              200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Fastgrand Ltd.         Property Management                                100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Feiner, Norman                                   Agent                   1200        1200       0.024%/0
-------------------------------------------------------------------------------------------------------------
Feld, J.                                                                  100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
First United Kingdom   Import/Export                                      200         200       0.004%/0
Ltd.
-------------------------------------------------------------------------------------------------------------
Fiserves Securities    Investments                                        200         200       0.004%/0
Inc. FBO
-------------------------------------------------------------------------------------------------------------
Foto Fair              Photography                                        200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Franks, Bryan                                    Agent                    300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------

                                       13

Cont'd.
-------------------------------------------------------------------------------------------------------------
Friedman, S.                                                              200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Ganz, H.                                                                  100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Gavish, M.                                                                100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Gerald Wise & Co. Ltd. Wholesale of waste &                               200         200       0.004%/0
                       scrap
-------------------------------------------------------------------------------------------------------------
Gibraltor Bravo        Investments                                        300         300       0.006%/0
Investment
-------------------------------------------------------------------------------------------------------------
Glick, Cheryl                                    Employee                2500        2500       0.050%/0
-------------------------------------------------------------------------------------------------------------
Gurvitz, Meir                                                             200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Guyomarch Management   Investments                                       5000        5000       0.100%/0
Ltd.
-------------------------------------------------------------------------------------------------------------
Halpern M., D.                                                            100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Hamilton, Lehrer &     Attorney                  Attorney              55,000      55,000        0.01%/0
Dargan P.A.
-------------------------------------------------------------------------------------------------------------
Hanina Fine Arts Ltd.                                                     100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Hari Exporters &       Imports & Export                                   200         200       0.004%/0
Importers
-------------------------------------------------------------------------------------------------------------
Harish, Eyal                                                            40000       40000       0.800%/0
-------------------------------------------------------------------------------------------------------------
Harkus, Ray                                      Agent                    300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Hatziantoniou,                                   Employee                 800         800       0.016%/0
Athanasios
-------------------------------------------------------------------------------------------------------------
Heller, A.                                                                100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Hendon Bagel Bakery    Bakery                                             200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Hochhauser, E.                                                            100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Hope Paul, Ashley                                Reseller                 150         150       0.003%/0
-------------------------------------------------------------------------------------------------------------

                                       14

Cont'd.
-------------------------------------------------------------------------------------------------------------
Independent Telephone  Telecommunication         Agent                    300         300       0.006%/0
Analysis, Ltd.
-------------------------------------------------------------------------------------------------------------
InTouchUK.com Ltd.     Telecommunication         Reseller                 300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
J H Handling Ltd.                                                         100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Jacobson, Isaac                                                           100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
K W, Phillip                                     Employee                 900         900       0.018%/0
-------------------------------------------------------------------------------------------------------------
Kaifeng Ltd.           Restaurants                                        300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Karoz, Zeev                                                             10000       10000       0.200%/0
-------------------------------------------------------------------------------------------------------------
KBMD                   Accounting, auditing;                              100         100       0.002%/0
                       tax consult
-------------------------------------------------------------------------------------------------------------
Kol, Dov                                                                  300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Kruskal Insurance      Insurance Broker                                   100         100       0.002%/0
Brokers
-------------------------------------------------------------------------------------------------------------
Leading Edge Services  Business & management                              200         200       0.004%/0
Ltd.                   consultancy
-------------------------------------------------------------------------------------------------------------
Lehrer, Frederick M.   Attorney                  Attorney               30000       30000       0.006%/0
-------------------------------------------------------------------------------------------------------------
Lew, R                                                                    100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Loudwater Trade &      Wholesale coffee, tea,                             200         200       0.004%/0
Finance Ltd.           cocoa etc
-------------------------------------------------------------------------------------------------------------
Lusky, Moshe                                                             5000        5000       0.100%/0
-------------------------------------------------------------------------------------------------------------
Markus King & Co.      Chartered Surveyors                                300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Martin Heller          Accountants                                        200         200       0.004%/0
Chartered Accountant
-------------------------------------------------------------------------------------------------------------
Meir, Yechiel                                                             200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Merchant Whitewater    Business & management                              200         200       0.004%/0
Ltd.                   consultancy
-------------------------------------------------------------------------------------------------------------

                                       15

Cont'd.
-------------------------------------------------------------------------------------------------------------
Michael Pasha & Co.    Secretarial & translation                          200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Mosdor & Co. Ltd.      Property (Landlords)                               100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Moskovitz, Dan                                                            200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Multinet Global Ltd.   Telecommunication                                  300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Museum Plc             Wholesale of clothing &                            100         100       0.002%/0
                       footwear
-------------------------------------------------------------------------------------------------------------
Netta Holdings LLC     Investments                                      10000       10000       0.200%/0
-------------------------------------------------------------------------------------------------------------
New Design Ltd.        Architectural, technical                           100         100       0.002%/0
                       consult
-------------------------------------------------------------------------------------------------------------
Noyek, Terence                                                            100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Oban Management Ltd.   Entertainment activities                           300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
P. Rothem - IDC Ltd.   Retail of fruit, meat &                            100         100       0.002%/0
                       vegetables
-------------------------------------------------------------------------------------------------------------
Patagonia Travel       Travel Agency                                      100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Patel, R                                                                  200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Pickles D., Phillip                                                       100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Polepart Ltd.          Food retail                                        100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Prestige Network Ltd.  Translation                                        300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Rainbow Properties Ltd Real Estate                                        200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Recommend Ltd          Installation of                                    400         400       0.008%/0
                       electrical wiring
-------------------------------------------------------------------------------------------------------------
Reed & Co Estate       Real Estate                                        200         200       0.004%/0
Agents
-------------------------------------------------------------------------------------------------------------
Reit Asset Management  Asset Management                                   300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Rokach, B.                                                                100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------

                                       16

Cont'd.
-------------------------------------------------------------------------------------------------------------
Rosenberg, R                                                              100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Rotbard, Alicia                                                         10000       10000       0.200%/0
-------------------------------------------------------------------------------------------------------------
Rotenberg, Danny                                                          200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Rudder Clothing Ltd    Textile / Clothing                                 200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Sidi, Rafi                                       Agent                    300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Sixtrees Ltd.          Wholesale of household                             100         100       0.002%/0
                       goods
-------------------------------------------------------------------------------------------------------------
Snaith Insurance       Insurance Broker                                   100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Steinberg, J.                                                             200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Suncrest Trading Ltd.  General Wholesale                                  200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Sunflower Investment   Investments                                      20000       20000       0.400%/0
Group Ltd.
-------------------------------------------------------------------------------------------------------------
Tager, Mordechai                                                          200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Tager-Charitan, Sharon                                                    300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Tapewish Ltd.          Artistic & literary                                200         200       0.004%/0
                       creation
-------------------------------------------------------------------------------------------------------------
Travelon Int'l Ltd.    Travel Agency                                      300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Trinity Managment Ltd. Management Services                                100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Tropicourt Ltd.        Uniform Accessories                                100         100       0.002%/0
                       (Belt, Badges, Etc)
-------------------------------------------------------------------------------------------------------------
Val D'isere Fashions   Textile / Clothing                                 200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Wainman, B.                                                               200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Webb W., Daniel                                  Reseller                 150         150       0.003%/0
-------------------------------------------------------------------------------------------------------------

                                       17

Cont'd.
-------------------------------------------------------------------------------------------------------------
Weisz, A.                                                                 100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
Wellington Gallery     Art Gallery                                        200         200       0.004%/0
-------------------------------------------------------------------------------------------------------------
Wiseglass, Ofer                                                          5000        5000       0.100%/0
-------------------------------------------------------------------------------------------------------------
Worldnet Global.com    Telecommunication         Reseller                 500         500       0.010%/0
Ltd.
-------------------------------------------------------------------------------------------------------------
Wright J., Steven                                                         100         100       0.002%/0
-------------------------------------------------------------------------------------------------------------
WST Charters           Travel Agency                                      300         300       0.006%/0
-------------------------------------------------------------------------------------------------------------
Zeneca Commercial,     Commodities wholesale     Lender                100000      100000       2.000%/0
S.A.
-------------------------------------------------------------------------------------------------------------
Zodiac Maritime        Maritime Agency                                    500         500       0.010%/0
Agencies Ltd.
-------------------------------------------------------------------------------------------------------------
Total                                                                  477,800      477,800
=============================================================================================================

*  An agent denotes a non-employee commission-based sales person.
** A reseller is a wholesale customer that purchases telecommunications services and then resells those services to third parties for a potential profit.

We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market only if the shares are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve resales of the shares.

                                       18

ITEM 8. PLAN OF DISTRIBUTION
Our selling shareholders are offering 477,800 shares of our common stock. We will not receive proceeds from the sale of shares by the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We will file post-effective amendments to this Registration Statement to identify transferees to whom the selling shareholders transfer their securities. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over the counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions. Our Common Shares are quoted on the OTC Bulletin Board under the symbol ("XFNE"). Selling shareholders may use any one or more of the following methods to sell their shares:
o    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block of shares as principal to facilitate the transaction;
o    Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o    An exchange distribution in accordance with the rules of the applicable exchange;
o    Privately negotiated transactions;
o    A combination of any such methods of sale; and
o    Any other method permitted pursuant to applicable law.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933 if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

                                       19

We have sought qualification for sale of the securities in those states where the securities will be offered by obtaining publishing in Standard & Poors manual. That qualification is necessary to resell the securities in the public market. The securities may only be resold if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we have obtained qualification will continue to approve of the security resales.

In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters'
compensation.

The selling shareholders may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions.
Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

                                       20

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

ITEM 9.LEGAL PROCEEDINGS
In July 2001 we filed a lawsuit in the court of Petach - Tikva, Israel against
Ryfcom, Ltd. and its Chief Executive Officer, Mr. Paltiel Porat. In this lawsuit, we allege an unpaid debt due to us in the amount of $107,528 from
Ryfcom for services rendered by us. The debt arose from an agreement between us and Ryfcom, a provider of calling card services operating in Israel, in which traffic originating from Ryfcom calling cards was delivered through our system in London. Mr. Porat signed a personal guarantee agreement to secure the all of
Ryfcom's obligations under our agreement with Ryfcom. Before the judgment, Mr.
Paltiel repaid the amount of approximately $15,000. On January 6, 2003, the court of Petach Tikva, rendered a judgment in favor of Swiftnet. According to the judgment Mr. Paltiel has to repay the remainder of the money, approximately
$92,000, plus the court fee that was paid by Swiftnet of approximately $1,500, plus expenses in the amount of $9,300. All amounts are linked until fully paid by the Israeli Consumer Price Index.

We are involved in a potential dispute with a former director of Swiftnet Ltd,
Yehuda Shenhav, regarding Mr. Shenhav's claim that Swiftnet unjustly removed him from Swiftnet's board of directors. From April 2000 to May 2000, Swiftnet desired to enhance its finance and management team by removing Mr. Shenhav from its board of directors and replacing him with our President/Principal Executive
Officer/Principal Financial Officer/Principal Accounting Officer, Mr. Guy
Nissenson. Mr. Shenhav has never participated in any board meetings and was never actively involved in the management of Swiftnet. The proposed enhancement of our finance and management team was in preparation for Swiftnet's plan to become a Securities and Exchange Commission reporting company and later an OTC
Bulletin Board traded company. Despite our invitations and correspondence to Mr.
Shenhav to exercise his rights through proxy regarding his proposed removal from
Swiftnet's Board of Directors, he never properly exercised his rights. On June
16, 2000, over 75% of Swiftnet's shareholders passed resolutions removing Mr.
Shenhav from Swiftnet's Board of Directors and replaced him with Mr. Guy
Nissenson. We have never received any communications from Mr. Shenhav threatening litigation in this matter; however, Mr. Shenhav claims that the process by which he was removed from Swiftnet's Board of Directors was not lawful. No actual litigation has been initiated in this matter and we have not received any other communications from Mr. Shenhav regarding any such claims since approximately July 2000.

                                       21

Although we believe that Mr. Shenhav's claims have no merit and we will vigorously defend any such claims should they be litigated, there are no assurances that we will prevail in such litigation. Any judgment that may be brought against us in connection with such a matter may have an adverse effect upon our financial condition. In addition, should additional shares be issued to the former director/shareholder, the value of your investment will be diluted.
No litigation has been filed regarding this matter as of the date of this prospectus.

In August 2002, we filed a summary procedure lawsuit in the court of Tel - Aviv,
Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur.
In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us. The debt arose from an agreement between us and MG Telecom, a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in
London. Mr. Shur signed a personal guarantee agreement to secure the MG Telecom obligations under our agreement with MG Telecom. Mr. Shur has filed a request for leave to defend. The court has not rendered a judgment in the matter and we are unable to determine the future dispositions of this matter.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our bylaws provide that we have at least one director. Our directors and executive officers are as follows:

-------------------- ---------- ---------------------------------------------
 Name                   Age      Position
-------------------- ---------- ---------------------------------------------
Abraham Keinan           53      Chairman of the Board of Directors
-------------------- ---------- ---------------------------------------------
Guy Nissenson            28      President, Principal Executive Officer,
                                 Principal Financial Officer, Principal
                                 Accounting Officer and Director
-------------------- ---------- ---------------------------------------------
Eyal Harish              50      Director
-------------------- ---------- ---------------------------------------------
Shemer Schwartz          28      Director
-------------------- ---------- ---------------------------------------------

Mr. Abraham Keinan has been our Chairman of the Board of Directors and our
Principal Financial and Accounting Officer since our inception. Abraham Keinan founded Swiftnet, Ltd., in January 1991. From 1991 to present, he has been
Swiftnet's Managing Director. Abraham Keinan received a Bachelor of Science
Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva -
Israel.

                                       22

Mr. Guy Nissenson has been our President, Principal Executive Officer, and a
Director since our inception. Guy Nissenson joined Swiftnet, Ltd. in October
1999 and became a director of Swiftnet, Ltd. in May 2000. He was a marketing manager of RADA Electronics Industries from May 1997 to October 1998. Guy
Nissenson was an audit and control officer with the rank of Lieutenant of the
Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Guy Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London.

Dr. Eyal Harish has been one of our directors since December 19, 2002. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an
Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the
Board.

Mr. Shemer Schwartz has been one of our directors since December 19, 2002. From
November 1991 to present, Mr. Schwartz has been an Application Team Leader of RF
Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the R&D Center
of the Israeli Defense Forces Intelligence. In 1995, Mr. Schwartz received a BSc degree in Physics and Mathematics from the Hebrew University in Jerusalem.

SIGNIFICANT EMPLOYEES
Mrs. Bosmat Houston, 41 years of age, has been our Research and Development
Manager since our inception. She joined Swiftnet, Ltd., in September 1991 as its
Research and Development Manager. Mrs. Houston received a Bachelor of Science
Degree in Computer Science from the Technion - Institution of Technology, Haifa
- Israel in 1986.

Other than as identified above, we have no significant employees.

FAMILY RELATIONSHIPS
Dr. Harish, one of our directors, is the brother-in-law of Mr. Keinan, our
Chairman of the Board. Other than this family relationship, there are no other family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS
No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

                                       23

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the ownership of our Common Stock as of the date of this Registration Statement by:
     o    Each shareholder known by us to own beneficially  more than 5% of our common stock;
     o    Each executive officer;
     o    Each director or nominee to become a director; and
     o    All directors and executive officers as a group.

---------- ----------------------- --------------------- --------------- -----------
Title of   Name & Address of       Amount of Beneficial  Nature of       Percent of
Class      Beneficial Owner        Ownership             Ownership       Class
---------- ----------------------- --------------------- --------------- -----------
Common     Abraham Keinan                2,342,333       Direct             46.2
           4 Wycombe Gardens
           London Nw11 8al
           United Kingdom
---------- ----------------------- --------------------- --------------- -----------
Common     Vision Consultants (1)        1,302,331       Indirect*          25.7
           Kings Court
           POB N-3944
           Bay Street
           Nassau, Bahamas
---------- ----------------------- --------------------- --------------- -----------
Common     Eyal Harrish                     15,000       Direct              0.3
           3 Moshe Dayan Street
           Raanana, Israel
---------- ----------------------- --------------------- --------------- -----------
Common     Shemer Schwartz                       0       Not Applicable      0.0
           960 High Road
           London N12 9RY
           United Kingdom
---------- ----------------------- --------------------- --------------- -----------
Common     Campbeltown                     720,336       Indirect*          14.4
           Business, Ltd. (2)
           P.O. Box 3152
           Road Town, Tortola,
           British Virgin Islands
---------- ----------------------- --------------------- --------------- -----------
Common     All directors and
           executive officers            4,380,000                          86.6
           as a group
---------- ----------------------- --------------------- --------------- -----------

                                       24

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as otherwise noted, herein, we are not aware of any arrangements which may result in a change in our control. The Chairman of our Board of Directors, Abraham Keinan, and our
President/Principal Executive Officer/Principal Financial Officer/Principal
Accounting Officer, Guy Nissenson, have entered into a shareholders agreement with each other, on behalf of their respective companies, Vision Consultants and
Campbeltown Business, Ltd., pursuant to which each party has a right of first refusal on any proposed sale of our stock by the other party.

(1) Our Chairman of the Board, Abraham Keinan, owns 100% of the stock of Vision
Consultants, which was incorporated in Nassau, Bahamas. The sole business purpose of this corporation is to hold and manage Mr. Keinan's investments.

(2) Guy Nissenson and his family are shareholders of Campbeltown Business, Ltd.
Pursuant to a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown
Business, Ltd. has an option to acquire 10% of our outstanding stock if we become listed on the OTC Bulletin Board before December 31, 2005. We became listed on the OTC Bulletin Board on March 25, 2002. Campbeltown Business, Ltd.
has not exercised its option as of February 28, 2003, and Campbeltown Business,
Ltd. has until December 31, 2005 to exercise its option. Campbeltown Business,
Ltd. also has a first right of refusal on any of our securities offerings until
December 31, 2005, so long as Campbeltown Business, Ltd. owns more than 4% of our outstanding stock. To the extent that we issue any shares to Abraham Keinan,
Campbeltown Business, Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions as Abraham Keinan such that the relative percentage ownership of Abraham Keinan and Campbeltown Business, Ltd.
remains the same.

ITEM 12. DESCRIPTION OF SECURITIES
General
The following description is only a summary of the material terms of our securities, and is qualified in its entirety by reference to our Articles of
Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common stock
We are authorized to issue 25,000,000 shares of common stock with a par value of
$.001 per share. As of the date of this registration statement, there were
5,071,539 common shares issued and outstanding held by 125 shareholders of record. All shares of common stock outstanding are, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

                                       25

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. On
December 23, 2002, we declared a cash dividend in the amount of $.02 per share on our common stock for all shareholders of record of our common stock at the close of business on December 31, 2002. We paid this dividend on January 15,
2003. We have not paid any other dividends on our common stock since our inception. We anticipate that all future earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock
We are authorized to issue 50,000,000 shares of $.001 value par preferred stock.
As of the date of this registration statement, there are no preferred shares outstanding. We presently have no plans to issue any shares of preferred stock.
However, preferred stock may be issued with preferences and designations as the
Board of Directors may from time to time determine. The Board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding and unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares, while there is any arrearage in the payment of dividends on our preferred stock.

                                       26

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL
Our financial statements as of December 31, 2001 and December 31, 2000, and the
related consolidated statements of operations, stockholders' equity and cash flows for the years then ended included in this prospectus are in reliance on the report of Chaifetz and Schreiber, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS:
The validity of the common stock being offered hereby will be passed upon for us by Hamilton, Lehrer & Dargan, P.A. who received 105,000 shares of our common stock in exchange for legal services rendered to us in the preparation of our initial registration statement on Form SB-2.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES
The Bylaws of this corporation, subject to the provisions of Nevada Corporation
Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS
On September 1, 2000, in accordance with our first board of directors meeting, we issued 1,730,000 shares of our common stock to our founder and director,
Abraham Keinan for services rendered to us in our corporate formation.
Specifically, Mr. Keinan's services consisted of the establishment of our business concept and providing his technical expertise to our business. Our
Board of Directors valued Mr. Keinan's services at $247,390.

On or about April 6, 2000, Swiftnet, Ltd., our subsidiary, entered into an agreement with Adar International Inc. and Sydney J. Golub whereby they would assist Swiftnet Ltd. to become a publicly traded company. This agreement provided for:
o    A proposed merger between Swiftnet Ltd. and Adar Alternative Two, Inc.
     whereby Adar Alternative Two was to acquire all of Swiftnet's outstanding stock;
o    The filing of an S-4 Registration Statement prepared by Attorney Michael T.
     Williams registering shares issued in the merger between Swiftnet and Adar
     Alternative Two, Inc;
o    Closing of the merger after the effectiveness of the S-4 Registration
     Statement; and
o    Adar Alternative Two Inc. being the surviving corporation and changing its name to Xfone, Inc.

                                       27

After the closing of the merger, Swiftnet, Ltd. would have controlled 96% of the common stock of Adar Alternative Two Inc., Sidney Golub would have controlled
2%, and Michael T. Williams would have controlled 2%. Swiftnet Ltd. agreed to the proposed terms of the agreement based on the advice of its Attorney at that time, Michael T. Williams that the proposed transactions were the most beneficial and expeditious method for Swiftnet Ltd. to have its common shares quoted on the OTC Bulletin Board. On approximately July 6, 2001, our new counsel, Hamilton, Lehrer and Dargan, P.A., advised us that neither the S-4 registration statement nor the proposed merger would accomplish our objective of having Swiftnet, Ltd.'s common shares quoted on the OTC Bulletin Board. We then instructed Hamilton, Lehrer and Dargan, P.A. to request Adar Alternative Two's counsel, Mr. Burt Wiand, to affect the withdrawal of the S-4 registration statement. The Adar Alternative Two S-4 registration statement was withdrawn on or about October 12, 2001 and we proceeded with our Form SB-2 registration statement.

On or about October 4, 2000, we acquired 11,000 of the A equity outstanding common shares of Swiftnet and 11,000 of the B voting common shares of Swiftnet, representing all of Swiftnet's issued and outstanding stock in exchange for 2.4 million shares of our newly issued common stock. As a result of this transaction, Swiftnet became our subsidiary. In the exchange, our shares were valued at $0.143 per share for a total of approximately $344,187 and Swiftnet's
A and B shares were valued at $15.64 per share for a total of $344,187. There was no monetary exchange in the Swiftnet acquisition.

Since inception through December 31, 2000, we have, along with our subsidiary,
Swiftnet, Ltd., loaned Abraham Keinan a total of 216,133 Pound Sterling or approximately $322,586 based upon the exchange rate at December 31, 2000. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. This loan is reflected in a promissory note payable in ten equal installments of approximately $19,150 beginning
January 1, 2002 and ending on January 1, 2011. This note is non-interest bearing. There has been no material remodification or reclassification of this loan since the passage of the Sarbanes Oxley Act.

                                       28

On May 5, 2000, Swiftnet, Ltd. entered into an 18-month renewable consulting agreement with Campbeltown Business, Ltd., a private company owned by Guy
Nissenson, our President/Principal Executive Officer/Principal Financial
Officer/Principal Accounting Officer and Director, and his family. We renewed this agreement for an additional 18 month period beginning on November 5, 2001 and ending on July 5, 2003. We plan to renew this agreement for an additional 18 month term after the expiration of the current term on July 5, 2003. Swiftnet agreed to provide the following services to us: (a) analysis of proposed acquisitions; (b) seek markets for our telecommunications services in additional countries; (c) formulate strategies for our future growth plans; and (d)
introduce potential customers to our business. Under the agreement, we are obligated to pay Campbeltown Business, Ltd. 2,000 UK Pound Sterling
(approximately $2,946) per month, along with an additional monthly performance bonus based upon Swiftnet, Ltd., attaining the following revenue levels for consulting services in the area of business development and management activities:
----------------------------------------------- --------------------------------
             TARGET AMOUNT OF                      ADDITIONAL MONTHLY BONUS
            REVENUES PER MONTH
----------------------------------------------- --------------------------------
Less than 125,000 Pounds (UK)                     0 Pounds (UK)
----------------------------------------------- --------------------------------
Between 125,000 - 150,000 Pounds (UK)             1,250 Pounds (UK)
  (approximately $ 184,125 - $ 220,950 US)        (approximately $ 1,841 US)
----------------------------------------------- --------------------------------
Between 150,000 - 175,000 (UK)                    2,500 Pounds (UK)
  (approximately $ 220,950 - $ 257,775 US)        (approximately $ 3,583 US)
----------------------------------------------- --------------------------------
Over 175,000 Pounds (UK)                          2,750 Pounds (UK)
  (approximately $ 257,775 US)                    (approximately $ 4,050 US)
----------------------------------------------- --------------------------------

On May 11, 2000, Swiftnet, Ltd. and our Chairman of the Board of Directors,
Abraham Keinan, entered into an employment agreement with Guy Nissenson, our
President/Principal Executive Officer/Principal Financial Officer/Principal
Accounting Officer and a Director. This agreement does not expire. Under the terms of the agreement, Swiftnet has employed Mr. Nissenson for the purpose of business development and sales and marketing, at a base rate of 1000 pounds (UK)
per month (approximately $1,433 US). When Swiftnet reaches average sales of
175,000 pounds (UK) per month for a three month period, Guy Nissenson's salary will be increased to 2,000 pounds (approximately $2,866 US) per month. In addition, the agreement provides that Guy Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson's rights to have at least 50% of the options rights that Mr. Keinan will have.
Because Mr. Keinan has not received any options to date, the option amount terms are not specified. At such time as the options are received by Mr. Keinan, our
Board of Directors will establish the terms of the options. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Guy Nissenson no longer works with Swiftnet; or (2) if within twelve months of Guy Nissenson's employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve month period of Mr.
Nissenson's employment, Swiftnet cannot cancel the options.

                                       29

On June 19th, 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with
Abraham Keinan and Campbeltown Business, Ltd., a company owned by Guy Nissenson and his family. This agreement was made in contemplation of the April 6, 2000
Swiftnet, Ltd./Adar International, Inc. merger being completed, whereby Adar
International, Inc. was to acquire all of Swiftnet, Ltd.'s outstanding common stock.

The June 19, 2000 agreement provides that:
     o    Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through
          Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

     o    Campbeltown Business, Ltd. declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
          This agreement term has been satisfied by Campbeltown Business, Ltd.

     o    Campbeltown Business, Ltd. would invest $100,000 in Swiftnet Ltd., in exchange for 20% of the total issued shares of Swiftnet, Ltd.;
          Campbeltown Business, Ltd. would also receive 5% of the issued and outstanding shares of our company following our acquisition with
          Swiftnet, Ltd.

     o    Swiftnet, Ltd. and Keinan would guarantee that Campbeltown Business,
          Ltd.'s 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that
          Campbeltown Business, Ltd. would have in total at least 15% of our total issued shares after our acquisition occurred.

     o    Campbeltown Business, Ltd. would have the right to nominate 33% of the members of our board of directors and Swiftnet's board of directors.
          When Campbeltown Business, Ltd. ownership in our common stock was less than 7%, Campbeltown Business, Ltd. would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business, Ltd. ownership in our common stock was less than 2%, this right would expire. In the case that Adar Group transaction is not concluded and Campbeltown Business, Ltd. sells all of its shares in Swiftnet, the right for 33% board members in
          Swiftnet, Ltd. will expire.

     o    Campbeltown Business, Ltd. would have the right to nominate a vice president in Swiftnet and/or our common stock. It is agreed that Mr.
          Guy Nissenson is nominated now.  If for any reason Guy Nissenson will leave his position, Campbeltown Business, Ltd. and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions. This right will expire when both conditions happen: Campbeltown Business, Ltd. is no longer a shareholder in
          Swiftnet, Ltd. and it owns less than 2% of our common stock.

                                       30

     o    Campbeltown Business, Ltd. has the option to purchase additional shares of Swiftnet that will represent 10% of all issued shares after the transaction for $200,000 US. This transaction can be executed either by Swiftnet issuing new shares, or by Abraham Keinan selling his private shares (as long as he has an adequate amount of shares), as Abraham Keinan will decide. This option will expire on December 31,
          2005. Campbeltown Business, Ltd. can exercise this option in parts. If this option is exercised before the conclusion of Adar Group transaction Mr. Keinan and Swiftnet will make sure and guarantee that the shares owned by Campbeltown Business, Ltd. because of exercising this option will be exchanged by the same percentage of ownership in our common stock. It is agreed that if Campbeltown Business, Ltd.
          exercised only part of the option buying Swiftnet shares it will have the right to exercise the remainder of the option for our shares at the same terms. As long as Swiftnet is not a public company or is merged/bought/taken over by a third party only half of the option above could be taken.

     o    Alternatively to the right described in the point above after the conclusion of Adar group transaction Campbeltown Business, Ltd. will have the option to purchase shares of Xfone that will represent 10%
          of all issued and outstanding shares at the first day of flotation
          (after the transaction) for the amount of $200,000 US. It is
          Campbeltown Business, Ltd. decision what alternative to choose. This transaction can be executed either by Xfone issuing new shares, or by
          Abraham Keinan selling his private shares in Xfone (as long as he has an adequate amount of shares), as Abraham Keinan will decide. The option can be executed in parts and will expire on December 31, 2005.

     o    Campbeltown Business, Ltd. will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

     o    In the event that Swiftnet or we seek for money in a private placement for equity or any other rights, Campbeltown Business, Ltd.
          will have the right of first refusal on any transaction or part of it until December 31, 2005 or as long as it owns over 7% of Swiftnet equity or 4% of our common stock.

     o    Keinan and Campbeltown Business, Ltd. have signed a right of first refusal agreement for the sale of their shares.

     o    Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business, Ltd. This right expires when Campbeltown Business, Ltd. no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

                                       31

After our formation, on July 30, 2001, and as a result of the rescission of the
Swiftnet, Ltd./Adar International, Inc. merger transaction, the June 19, 2000 stock purchase agreement between Campbeltown Business, Ltd. and Swiftnet was supplemented by a letter of understanding between Campbeltown Business, Ltd. and
us. This letter of understanding provides that we must complete our Form SB-2 registration statement and obtain quotation of our common stock on the OTC
Bulletin Board. Our stock is quoted on the OTC Bulletin Board under the symbol
"XFNE".

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars.

On August 5, 2000, Swiftnet, Ltd. and Abraham Keinan entered into an agreement with an unrelated individual, Nissim Levy, who was to secure a credit facility of $200,000 (US) on behalf of Swiftnet, Ltd. The purpose of the credit facility was to finance Swiftnet's proposed growth plan, including the purchase of a switch, the IP system, development software, other equipment and for working capital purposes. Mr. Levy was also to provide Swiftnet with a bank guarantee for purposes of securing the $200,000 credit facility. At the time, Mr. Levy had no relationship or association with us or our management or Swiftnet, Ltd., other than being a personal friend of Mr. Keinan. As of the date of this prospectus, the credit facility is not used because Swiftnet was able to pay for the equipment and working capital from its growth and increased ability to generate cash and its securing of a long term equipment loan to purchase the necessary equipment. In accordance with the terms of the agreement, Swiftnet issued to Zeneca Commercial S.A., a company owned and controlled by Mr. Levy, a total of 100,000 shares representing 2% of its then outstanding shares, which were subsequently exchanged for 100,000 shares of our stock. Under the terms of the agreement, if we do not conduct an initial public offering by August 5,
2001, Mr. Levy has the option to surrender his shares to Swiftnet's nominee, at which time we will be obligated to pay Mr. Levy 5% of the outstanding balance on the bank loan from its inception and until repayment. Even though we did not conduct a public offering by August 5, 2001, Mr. Levy has not exercised this option to date; accordingly, there is no change in the status of the agreement at this time. Mr. Levy's option to surrender his shares expires on May 8, 2003.

Other than the above transactions, we have not entered into any material transactions with any promoter, director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons.

ITEM 16. DESCRIPTION OF BUSINESS
All of our operations are conducted through our subsidiary, Swiftnet, which has conducted operations since 1991 primarily in the United Kingdom. In addition,
Swiftnet has provided services and telecom solutions to resellers and partners worldwide. Swiftnet's services have consisted of selling telecommunications services, including telephone services, facsimile messages, calling cards, and
Internet driven applications.

                                       32

Our Principal Services and their Markets:
We provide voice and data telecommunications services, primarily to our customers in the United Kingdom. We service customers located in 78 countries.
We use network switching and transport facilities of Tier I and Tier II long distance providers such as Worldcom International, Ltd. Tier 1. Tier 1 calls are typically transferred via large telephone operators in which the service level is usually very high. Tier 2 calls usually have lower cost prices and are routed through smaller companies or other routings.

We provide the following telecommunication services:
     o    Indirect telephone service:  Using 1XXX access [similar to XX-XX-XXXX in the US] we resell telephone services provided by other carriers or through the use of our own platform.  This enables us to take calls originated by customers and route them to different destinations. 1XXX access is a code number that people in England can dial in order to reach certain other carriers.

     o    PIN access using 0800 free numbers:  Using 0800 free numbers and PIN access codes for client identification, our customers can call from almost any phone, including British Telecom pay phones, to access our platform and make calls to any destination;

     o    Mobile access using 0800 free numbers: This service is similar to our
          PIN access service but uses mobile telephone devices; the
          identification of the client is automatic and PIN identifier numbers are not required;

     o    Email to Facsimile service:  Our Email2Fax service allows customers with an Internet Email account to send facsimiles at a discounted cost. The email arrives at our Internet server which we send via facsimile through high-speed facsimile modems to the proper destination. We issue a confirmation every 15 minutes indicating: (a)
          all successful or failed facsimile transmissions; (b) a complete list of transmissions, including date and time of delivery, destination number, pages, duration, subject, and answerback of the transmission.
          Email2Fax will send a facsimile based on a pre-defined table of retries.  If a facsimile does not go through, within the pre-defined time, Email2Fax will cancel the facsimile and a report of the failed transmission will be included in the next status report;

     o    Print to Facsimile service: Similar to our Email2Fax service, anyone with Windows 95 and an Internet browser will be able to utilize our
          Print2Fax service to send a facsimile through their printer driver, usually at a discounted cost. Using any Windows application that supports printing, the user selects the printer driver to receive a dialog box that allows entry of: (a) the recipient name and fax number
          (including multiple recipients, sent directly "To" or copied "CC"; (b)
          the sender's name; and (c) the subject;

                                       33

     o    Facsimile to Email or Cyber Number: This service allows the user to receive facsimile messages directly to an email address through the use of a personal identification number;

     o    Facsimile Broadcast: This service enables our business customers to quickly send thousands of facsimiles to various destinations;

     o    Nodal Services: This service enables our business customers to use a small platform located in that country, to establish their own messaging services within that country, including sending and receiving customer facsimiles utilizing store and forward delivery.

     o    Auracall: This is a service that was introduced in approximately March
          2002. The Auracall services can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current British Telecommunications published rates by gaining access to our switch and providing savings on a per minute basis.

     o    International Toll Free Calling Card Service: We offer International toll free calling card service from the USA, Canada, France, Germany,
          Greece, Israel, Chile, Columbia, Japan, Thailand, Hong Kong,
          Indonesia, Australia, New Zealand, Belgium, Netherlands, Austria,
          Italy, Switzerland, Spain, Poland, Hungary, Ireland, Norway,
          Philippines, South Korea & Sweden. We also offer Story Telecom, Ltd.'s branded calling cards. Swiftnet owns a 40% interest in Story Telecom,
          Ltd. resulting from a September 30, 2002 agreement between us,
          Swiftnet, Ltd., and Nir Davidson in which these partners agreed upon the establishment of a joint business to be engaged in development sales, marketing and distribution of telecommunications products bearing the name of Story Telecom Ltd. Under the agreement, Swiftnet will supply Story with:
                (a) Cost + 6% prices (to cover E1 costs, depreciation costs, switch costs, etc.). The based cost + percentage for the first three months of operations will be 4%;
                (b) Its Technological backbone;
                (c) Technical help service (24H / 7 Days a week); and
                (d) Use of relevant software and hardware including Switch,
                Billing, IVR etc.
          Under the agreement, Nir Davidson will supply Story with the following:
                (a) Marketing and sales;
                (b) Distribution channels; and
                (c) Management - Nir will function as the Managing Director of
                Story.
          In addition, Nir Davidson will have the option to purchase our shares in 12 months after the agreement according to the formula specified in paragragh 28 of the agreement.

From approximately 1990 until January 2002, we offered an Email2telex service which allowed a user with an Internet email account to send telexes to anywhere in the world at a discounted cost. In January of 2002, we ceased offering these services due to the low demand for these services.

Our Platforms:
A platform generally could be any personal computer with telecommunications applications, such as calling cards and transferring call applications. We operate the following platforms in our business:
     o    Telsis Switch that enables us to interconnect with other telephone carriers;
     o    Calling cards and prepay platforms that enable us to use voice prompts and to accept pin numbers; and
     o    Messaging platform that manages facsimile broadcasts and messaging applications.

                                       34

Product Mix:
Our revenues are derived from:
     o    Approximately 70% from our telephone services;
     o    Approximately 15% from our facsimile services; and
     o    Approximately 15% from our calling cards.

Our Customers:
We have four major types of customers:
     o    Residential - These customers either must dial 1XXX or acquire a box that dials automatically.
     o    Commercial - Smaller businesses are treated the same as residential customers. Larger businesses' PBX units are reprogrammed.
     o    Government Agencies - Includes the United Nations World Economic
          Forum, the Argentine Embassy, and the Israeli Embassy.
     o    Resellers, such as WorldNet, Vsat, and Voicenet - We provide them with our telephone and messaging services for a wholesale price. For
          WorldNet, we also supply the billing system.

Our Billing Practices:
We charge our customers based on usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 21 days from the date of the invoice. Our prepay telephone services represent around 20 percent of our revenues. Our supplier's standard terms are payment within 30 days from invoice date; however, payments are being made up to 90 days from date of invoice without interest or penalty.

Divisions:
New Reseller Division: We opened our new reseller division in March 2001 which operates as a separate profit center by attempting to attract new resellers and agents to market our products and services. We currently have 20 active resellers and 21 active agents.

Calling Card Division: We opened our calling card division in January 2001 which operates as another profit center. We plan to use this division to sell calling cards to various end-users.

Geographic Markets:
Our primary geographic market is the United Kingdom. We also have customers in Angola, Australia, Austria, Bangladesh, Belgium, Benin, Brazil,
Bulgaria, Cambodia, Cameroon, Canada, China, Congo, Croatia, Cyprus, Czech
Republic, Denmark, Egypt, Finland, France, Germany, Gibraltar, Greece, Guinea,
Hong Kong, India, Indonesia, Iran, Irish Republic, Israel, Italy, Ivory Coast,
Japan, North Korea, South Korea, Kuwait, Latvia, Lebanon, Liberia, Lithuania,
Malawi, Malaysia, Maldives Isles, Mauritius, Nepal, Netherlands, New Zealand,
Niger, Nigeria, Norway, Oman, Pakistan, Panama, Philippines, Poland, Portugal,
Qatar, Russia, Saudi Arabia, Sierra Leone, Singapore, Slovak Republic, South
Africa, Spain, Sri Lanka, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo,
Turkey, U.A.E, Uganda, USA and Vietnam.

                                       35

Our Distribution Methods:

We use the following distribution methods to market our services:
     o    We actively recruit agents and resellers to sell our telephone services;
     o    We use direct marketing, primarily using facsimile broadcasts;
     o    We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately
          10% of the total sale amount less any bad debts;
     o    We utilize resellers who purchase telephone traffic directly from us at an approximately 25% discount; resellers then resell this telephone traffic to their customers at a mark-up according to their own price lists.
     o    We attend telecommunications trade shows in the United Kingdom to promote our services; and
     o    We advertise on a monthly basis in "Comms Dealer", a
          telecommunications agents/resellers trade magazine.

Our agents and resellers are independent contractors and we do not have in-house sales personnel.

We have agreements with approximately 15 resellers, including Voicenet, Vsat,
Worldnet and InTouchUK.com. Our reseller agreement with Voicenet may be terminated with 60 days notice, and our reseller agreement with Worldnet may be terminated with 7 days notice. The Voicenet agreement requires that they make minimum monthly payments to us of 10,000 pounds UK (approximately $14,730 US).
Our reseller agreement with InTouchUK.com provides that company with an exclusive right to sell our fax broadcast services in the United Kingdom, including northern Ireland, provided that InTouchUK.com makes certain minimum monthly revenue payments to us. As of July 2001, InTouchUK.com is required to make minimum monthly payments of 35,000 pounds UK (approximately $51,555) to us, in order to maintain their exclusivity rights under their reseller agreement.

During November 2002, we started utilizing the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations. We plan to build a brand name with the launch of "xfone.com" by advertising our Internet services, partnering with other websites, and offering attractive rates and quality of lines.

Our Future Business Plans
Our other future plans include the following:

                                       36

Media Advertising
We initiated a media advertising campaign in the last quarter of 2002 that consists of advertising our services in newspapers. Contingent upon satisfactory advertising results, market conditions and sufficient cash flow, we will continue our media campaign for approximately 12 months. The estimated cost of the advertisements, which comprise our entire media advertising campaign, is
$200,000. Our anticipated source for the cost of our media advertising campaign is from positive cash-flow from our operations.

Promoting our Added Value Services Such as Cyber Number and Email2 Facsimile
We are considering whether to promote our added value services such as cyber number and email facsimile services by Internet advertising and advertisements in professional and business magazines. We will also approach the target market with direct marketing via mail and facsimile. We will decide whether to approach the market with direct marketing via email and facsimile over the next twelve months. The estimated cost for our promotion is $10,000. Our anticipated source for the cost of our promotion is positive cash flow from operations.

Evaluating Our Pricing Structure to Determine Whether we can Offer More
Competitive Prices
We will evaluate our pricing structure by comparing our pricing structure with our competitors and attempt to increase our efficiencies in customer purchases, customer service, operations, and marketing in order to keep our costs at a minimum. Our evaluation is a continuous process which does not require us to spend additional funds.

Recruiting New Agents, Resellers, and Managers based on Performance Based
Incentives
We have continued our recruitment process which we began in January 2001, and have to date recruited approximately 17 new agents, 11 new resellers, and 3 managers. During the period from March 2003 until December 2003, we plan to recruit approximately 15 new agents, 10 resellers and 3 managers based on performance-based incentives which will primarily consist of a percentage of profits and/or revenues. We will recruit these personnel through professional meetings, meetings and professional conferences, and personal connections. The estimated cost of our recruiting process is $10,000. Our anticipated source for the recruitment is our positive cash flow from operations.

Providing 24 hours/7 day a week service
We started to provide 24 hours/7 day a week service on or about June 2, 2001.
Our implementation of this continuous service was accomplished by our technicians and Chief Technical Officer. In approximately June 2001, we hired 3 additional technicians to implement our continuous service. The estimated cost of our providing this continuous service is $50,000. Our anticipated source for the continuous service is our positive cash flow from operations.

                                       37

Negotiating with More Carriers
We will negotiate with more carriers for the purpose of reducing our cost base and risk. We will conduct these negotiations on a continuous basis. We do not anticipate material costs to conduct these negotiations.

Developing Incoming and Outgoing Interconnection with Various Telephone Carriers and Incorporating Our Switch and Messaging Platform that Interfaces to our
Prepay and Billing Systems
Since our inception, we have attempted to develop incoming and outgoing interconnection with various telephone carriers that will involve negotiations with various telephone carriers, acquisition and installment of telephone lines and enhancement of our switch capacity. In addition we will incorporate our switch and messaging platform that interfaces to our prepay and billing systems that will involve software development and integration. The purpose of this aspect of our business is to enhance capacity and to enable on line integrated billing to our customers and resellers. The estimated cost of our completing this aspect of our business is $50,000. Our anticipated source for completing this aspect of our business is positive cash flow from operations.

Competitive Business Conditions
The communications and information services industry is highly competitive and varied. Many of our existing and potential competitors have financial, personnel, marketing, customer bases and other financial resources significantly greater than ours.
Among our various competitors are:
     o    Large regional carriers in the United Kingdom such as British Telecom;
     o    Smaller regional carriers such as Quip.com;
     o    Wireless telecommunications providers such as Vodafone; and
     o    International carriers.

Currently, there are approximately 160 licensed telecom carriers in the United
Kingdom market. Most of these competitors have greater financial, personnel, and marketing resources greater than we do. These competitors have the flexibility to introduce new service and pricing options that may be more attractive to our existing as well as our future potential customers. As a result, these competitors have greater growth and profit potential than we do.

We will attempt to overcome the competitive advantages of our competitors by:
     o    Enhancing our personal contact with our customers and local agents;
     o    Providing our customers with the option to control and see their account over the Internet;
     o    Negotiating volume discounts with our underlying carriers; and
     o    Increasing our ability to direct customer call traffic over the transmission networks of more than one carrier.

                                       38

Principal Suppliers:
WorldCom International, Ltd. is our principal supplier of telephone routing and switching services representing approximately 65% of such services to us. Our agreement with WorldCom International, Ltd. may be terminated by either party with thirty days notice. In addition, the contract may be terminated immediately if either other party has committed a material breach of the agreement that is incapable of remedy. Any breach capable of remedy must be corrected within 15 days. To our knowledge, we are in compliance with all material terms of the agreement. We do not have an exclusive agreement with WorldCom International,
Ltd.; Worldcom International, Ltd. provides these same services to our competitors.

We also have agreements with British Telecom and Teleglobe as suppliers of telephone routing and switching services. These companies furnish us with less than 35% of these type of services to us.

Dependence on Major Customers:
During 2001 and 2002, we have had no customer accounts that accounted for more than 10% of our revenues. Collectively, the United Kingdom accounts for approximately 75% of our revenues. We do not anticipate than any customer or country, besides the United Kingdom, will account for more than 10% of our revenues during 2003.

Patents, trademarks and licenses:
We do not have any patents or trademarks, nor have we filed any applications for patents or trademarks. Our subsidiary, Swiftnet, Ltd., is licensed in the United
Kingdom as an international telecommunication carrier.

Regulatory Matters:
In 1996, our subsidiary, Swiftnet, Ltd., was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. The license may be revoked upon thirty days notice in the event of certain conditions.

We are affected by regulations introduced by Secretary of State for Trade and
Industry of the United Kingdom. Since the break up of the United Kingdom telecommunications duopoly consisting of British Telecom and Mercury in 1991 it has been the stated goal of Secretary of State for Trade and Industry to create a competitive marketplace. Secretary of State for Trade and Industry has imposed mandatory rate reductions on British Telecom in the past, which are expected to continue for the near future. We do not believe that any regulations introduced by Secretary of State for Trade and Industry will interfere with or substantially hurt our business.

                                       39

We believe that we are in substantial compliance with applicable laws and regulations. To the extent that these laws and regulations are changed or new laws or regulations are adopted, we may be required to obtain additional licenses or renew, modify or replace our existing licenses. If we fail to comply with these laws, we could lose our license or be subjected to other sanctions that could result in substantial costs to us.

Since only messaging services but no calls by our customers originate in the
United States, we do not believe that we are subject to any telecommunications laws or regulations in the United States. In the future, if our services expand, it is possible that we will become subject to the telecommunications laws and regulations of the United States. If this occurs, compliance with such laws will involve higher costs than we now have in Europe.

Research and Development:
Other than developing and expanding our telecommunications applications and our website, we do not intend to undertake any significant research and development activities. We have incurred less than 50,000 Pounds Sterling, (approximately
$71,000 US) in aggregate research and development expenses since January 1, 1998.

Employees
We have 9 full-time employees consisting of:
     o    1 Chief Executive Officer;
     o    1 President;
     o    1 research and development manager; and
     o    6 employees in our administration department;

We also have 3 part-time employees that operate in shifts, helping our administrative employees.

ITEM 17. MANAGEMENTS DISCUSSION AND ANALYSIS

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may",
"will", or " should", or " anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.
Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

                                       40

Overview.
We are a holding company that operates entirely through our subsidiary,
Swiftnet, Ltd., a U.K. based telecommunication service provider and international licensed telecommunication carrier. As of February 28, 2003,
Swiftnet, Ltd. is and has been our only source of income. Through Swiftnet, we sell and develop telecommunication services, including telephony, fax messages, calling cards, and Internet driven applications and mainly in the United Kingdom and Europe. In addition, Swiftnet provides services and telecom solutions to resellers and partners worldwide. On October 4, 2000, Xfone acquired Swiftnet which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1991 under the laws of the United Kingdom.
Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and our focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

Financial Information - Percentage of Revenues

                                     Year ended December 31
                                2001         2000          1999

Revenues                       100.00       100.00        100.00
Cost of Revenues               -61.20       -64.90        -53.75
                             -------------------------------------
Gross Profit                    38.90        31.10         46.25

Operating Expenses:
Research and Development        -1.10        -2.15         -3.78
Marketing and Selling           -8.20        -8.30         -7.86
General and Administrative     -20.00       -17.50        -28.09
                             -------------------------------------
Total Operating Expenses       -29.30       -27.90        -39.73

Income before Taxes              7.70         6.34          5.71

Net Income                       5.50         5.13          5.16

                                       41

                                 Three Months Ended September 30
                                    2002              2001

Revenues                           100.00            100.00
Cost of revenues                    66.00             65.00
Gross Profit                        34.00             35.60

Operating Expenses:
Research and Development            -1.00             -1.30
Marketing and Selling               -3.70             -7.70
General and Administrative         -19.00            -15.20
                                   ----------------------------
Total Operating Expenses           -23.70            -24.30

Income before Taxes                  9.40              9.40

Net Income                           6.50              7.70

                                   Nine months ended September 30
                                    2002              2001

Revenues                           100.00            100.00
Cost of revenues                    62.90             64.00
Gross Profit                        37.10             36.00

Operating Expenses:
Research and Development            -0.70             -1.30
Marketing and Selling               -4.90             -6.50
General and Administrative         -20.00            -16.70
                                 ---------------------------
Total Operating Expenses           -25.60            -24.70

Income before Taxes                 10.20             10.30

Net Income                           7.40              8.70

                                       42

Nine Months Ended September 30, 2002 and 2001

Consolidated Statement of Operations Revenues. Revenues for the nine months ended September 30, 2002, increased 58% to British Pounds 2,817,727 ($4,367,478)
from British Pounds 1,783,035 ($2,549,740) for the same period in 2001. This increase in revenues is attributed mainly to growth in our voice telephony services revenues.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased
52% to British Pounds 1,772,170 ($2,746,863) for the nine months ended September
30, 2002, from British Pounds 1,166,178 ($1,667,635) for the nine months ended
September 30, 2001, representing 63% and 65% of the total revenues for the nine months ended September 30, 2002 and September 30, 2001, respectively. The decrease in cost of revenues is attributable to lower rates that we negotiated and concluded with our largest supplier.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses and income tax. For the nine months ended September 30, 2002, and 2001, respectively, gross profit was
British Pounds 1,045,558 ($1,620,614) and British Pounds 616,857 ($882,106),
representing a 69% increase. The gross profit as percentage of revenues increased to 37% for the nine months ended September 30, 2002, from 35% for the nine months ended September 30, 2001. The increase of the gross profit as a percentage of revenues is attributed to the lower rates that we paid in the nine months ended September 30, 2002.

Research and Development. Research and development expenses were British Pounds
22,500 ($34,875) and British Pounds 22,729 ($32,502) for the nine month ended
September 30, 2002, and 2001, respectively, representing 0.8% and 1.3% of revenues for the nine months ended September 30, 2002, and 2001, respectively.
The expenses consist of labor costs of the research and development manager and other related costs. Main developments relate to the development of our website and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to
British Pounds 139,590 ($216,365) from British Pounds 112,093 ($160,293) for the nine months ended September 30, 2002, and 2001, respectively. Marketing and selling expenses as a percentage of revenues were 4.9% and 6.3% for the nine months ended September 30, 2002, and 2001, respectively.

                                       43

General and Administrative Expenses. General and administrative expenses increased to British Pounds 574,558 ($890,564) for the nine months ended
September 30, 2002, from British Pounds 293,482 ($419,679) for the nine months ended September 30, 2001. As a percentage of revenues, general and administrative expenses increased to 20.4% for the nine months ended September
30, 2002 from 16.5% for the nine months ended September 30, 2001. This increase is mainly attributable to expenses related to our periodic and other filing requirements with the Securities and Exchange Commission.

Financing Expenses. Financing expenses, net, increased to British Pounds 31,147
($48,277) for the nine months ended September 30, 2002, from British Pounds
18,540 ($26,512) for the nine months ended September 30, 2001.

Income Before Taxes. Income before taxes for the nine months ended September 30,
2002, increased by 68% to British Pounds 286,469 ($444,028) from British Pounds
170,400 ($243,672) for the nine months ended September 30, 2001. The increase of the income before taxes is attributable primarily to the increase of 58% in our revenues and the lesser increase of 52% in our cost of revenues. Income before taxes as percentage of revenues was 10% for the nine months ended September 30,
2002 and 10% for the nine months ended September 30, 2001.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20% to 30%. Taxes on income for the nine months September
30, 2002 amounted to British Pounds 77,420 ($120,001), which represents 27% of the income before taxes as compared with British Pounds 24,413 ($34,911) for the nine months ended September 30, 2001, which represents 15% of the income before taxes. The 217% increase in taxes on income is mainly attributable to the higher income before tax.

Net Income. Net income for the nine months ended September 30, 2002, amounted to
British Pounds 209,049 ($324,027) and represents 7.4% of the revenues, as compared with British Pounds 145,987 ($208,761) for the nine months ended
September 30, 2001, that represent 8.2% of the revenues. The 43% increase in the net income is mainly attributable to the 69% growth in our gross profit.

Earning per Share. The earning per share for the nine months ended September 30,
2002, was British Pounds 0.04 ($0.06) for the basic 5,057,859 shares and British
Pounds 0.04 ($0.06) for diluted number of shares including the option to buy
500,000 shares.

                                       44

Balance Sheet

Current Assets. Current Assets amounted to British Pounds 1,922,976 ($2,980,613)
as of September 30, 2002, as compared to British Pounds(pound)1,194,764
($1,732,408) as of December 31, 2001. The increase is mainly attributable to the growth in our revenues and improved terms with our suppliers.

Loan to Shareholder. Loan to shareholder amounted to British Pounds 297,779
($461,557) as of September 2002, as compared to British Pounds 282,347
($409,403) as of December 31, 2001. As of September 30, 2002, British Pounds
81,644 ($126,548) of the loan is classified as a current asset.

Fixed assets. Fixed assets after accumulated depreciation increased to British
Pounds 241,078 ($373,671) as of September 30, 2001, as compared with British
Pounds 158,437 ($229,733) as of December 31, 2002. The increase reflects purchase of telecommunication equipment for the amount of British Pounds 121,170
($187,813).

Current Liabilities. As of September 30, 2002, Current Liabilities increased by
British Pounds 1,661,947 ($2,576,019) to British Pounds 1,652,048 ($2,527,634)
as compared with British Pounds 1,094,330 ($1,586,778) as of December 31, 2001.
The increase is mainly attributable to an increase of British Pounds 395,749
($613,411) in trade payables as a result of the 58% growth in our revenues.

Liquidity and Capital Resources September 30 2002.

Cash at September 30, 2002, amounted to British Pounds 728,715 ($1,129,508), an increase of British Pounds 442,137 ($685,312) since December 31, 2001.

Our commitments for capital expenditures as of December 31, 2001 were British
Pounds 46,149 ($66,916). The purpose of the commitment was the purchase of equipment.

We shall continue to finance our operations and fund the commitments for capital expenditures mainly from the cash provided from operating activities. We believe that our future cash flow from operations together with our current cash will be sufficient to finance our activities through the years 2002 and 2003. We plan to fund our expansion plans by raising money through a public or private placement of securities; however, there are no assurances that we will be successful in raising sufficient funds to finance our expansion plans. Our expansion plans will consist of possible acquisitions and further marketing initiatives.

                                       45

Impact of Inflation and Currency Fluctuations.

As of September 30, 2002, we deal with only two currencies, British Pounds and
United States Dollars. Even when we do business in other countries, rather than the United Kingdom or the United States, we sell and buy in either United
Kingdom Pounds or United States Dollars. Most of our revenues and Current Assets are in British Pounds. The Long-Term Loan to a Shareholder is all in United
Kingdom Pounds. Our Cost of Revenues is all in British Pounds, and most of our liabilities, operating and financing expenses are in British Pounds. The remainder of the Assets, Liabilities, Revenues and Expenditures are in United
States Dollars. A devaluation of the United Kingdom Pound in relation to the
United States Dollar will have the effect of decreasing the dollar value of all assets or liabilities that are in United Kingdom Pounds. Conversely, any increase in the value of the United Kingdom Pound in relation to the Dollar has the effect of increasing the Dollar value of all United Kingdom Pounds assets and the Dollar amounts of any United Kingdom liabilities and expenses. Inflation would affect our operational results if we shall not be able to match our
Revenues with our Expenses. If the rate of inflation will cause a raise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our profitability

ITEM 18. DESCRIPTION OF PROPERTY
Our corporate headquarters are located at 960 High Road, London N12 9RY - United
Kingdom. This 1600 square foot facility has four offices, one computer room, one operation room that controls the computer room, entrance hall, main hall, accounting, secretarial and administration and a kitchen. Our office is located on the fifth floor of a six floor building with a concierge, two elevators and parking facilities. Our premises were leased on a 5 year term, which was due to expire on December 12, 2001. The yearly lease payments are approximately
$23,421.00 (15,900 Pound Sterling). On December 20, 2002, we renewed our lease for a period of 10 years, with a five year cancellation option. Our current lease expires on December 20, 2012. The yearly lease payments have been increased to $34,320 (24,000 Pound Sterling).

Our offices are in good condition and are sufficient to conduct our operations.

We do not own any property nor do we have any plans to acquire any property in the future. We do not intend to renovate, improve or develop any properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

                                       46

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On September 1, 2000, in accordance with our first board of directors meeting, we issued 1,730,000 shares of our common stock to our founder and director,
Abraham Keinan for services rendered to us in our corporate formation.
Specifically, Mr. Keinan's services consisted of the establishment of our business concept and providing his technical expertise to our business. Our
Board of Directors valued Mr. Keinan's services at $247,390.

On or about April 6, 2000 Swiftnet, Ltd., our subsidiary, entered into an agreement with Adar International Inc. and Sydney J. Golub whereby they would assist Swiftnet Ltd. to become a publicly traded company. This agreement provided for:
o    A proposed merger between Swiftnet Ltd. and Adar Alternative Two, Inc.
     whereby Adar Alternative Two was to acquire all of Swiftnet's outstanding stock;
o    The filing of an S-4 Registration Statement prepared by Attorney Michael T.
     Williams registering shares issued in the merger between Swiftnet and Adar
     Alternative Two, Inc;
o    Closing of the  merger after the effectiveness of the S-4 Registration
     Statement; and
o    Adar Alternative Two Inc. being the surviving corporation and changing its name to Xfone, Inc.

After the closing of the merger, Swiftnet, Ltd.'s would have controlled 96% of the common stock of Adar Alternative Two Inc., Sidney Golub would have controlled 2%, and Michael T. Williams would have controlled 2%. Swiftnet Ltd.
agreed to the proposed terms of the agreement based on the advice of its
Attorney, Michael T. Williams that the proposed transactions were the most beneficial and expeditious method for Swiftnet Ltd. to have its common shares quoted on the OTC Bulletin Board. On approximately July 6, 2001, our new counsel, Hamilton, Lehrer and Dargan, P.A., advised us that neither the S-4 registration statement nor the proposed merger would accomplish our objective of having Swiftnet, Ltd.'s common shares quoted on the OTC Bulletin Board. We then instructed Hamilton, Lehrer and Dargan, P.A. to request Adar Alternative Two's counsel, Mr. Burt Wiand, to affect the withdrawal of the S-4 registration statement. The Adar Alternative Two S-4 registration statement was withdrawn on or about October 12, 2001 and we proceeded with our Form SB-2 registration statement.

On or about October 4, 2000, we acquired 11,000 of the A equity outstanding common shares of Swiftnet and 11,000 of the B voting common shares of Swiftnet, representing all of Swiftnet's issued and outstanding stock in exchange for 2.4 million shares of our newly issued common stock. As a result of this transaction, Swiftnet became our subsidiary. In the exchange, our shares were valued at $0.143 per share for a total of approximately $344,187 and Swiftnet's
A and B shares were valued at $15.64 per share for a total of $344,187. There was no monetary exchange in the Swiftnet acquisition.

                                       47

Since inception through December 31, 2000, we have, along with our subsidiary,
Swiftnet, Ltd., loaned Abraham Keinan a total of 216,133 Pound Sterling or approximately $322,586 based upon the exchange rate at December 31, 2000. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. This loan is reflected in a promissory note payable in ten equal installments of approximately $19,150 beginning
January 1, 2002 and ending on January 1, 2011. This note is non-interest bearing.

On May 5, 2000, Swiftnet, Ltd. entered into an 18-month renewable consulting agreement with Campbeltown Business, Ltd., a private company owned by Guy
Nissenson, our President/Principal Executive Officer/Principal Financial
Officer/Principal Accounting Officer and a Director, and his family. We renewed this agreement for an additional 18 month period beginning on November 5, 2001 and ending on July 5, 2003. We plan to renew this agreement for an additional 18 month term in after the expiration of the current term on July 5, 2003. Swiftnet agreed to provide the following services to us: (a) analysis of proposed acquisitions; (b) seek markets for our telecommunications services in additional countries; (c) formulate strategies for our future growth plans; and (d)
introduce potential customers to our business. Under the agreement, we are obligated to pay Campbeltown Business, Ltd. 2,000 UK Pound Sterling
(approximately $2,946) per month, along with an additional monthly performance bonus based upon Swiftnet, Ltd., attaining the following revenue levels for consulting services in the area of business development and management activities:
----------------------------------------------- --------------------------------
             TARGET AMOUNT OF                      ADDITIONAL MONTHLY BONUS
            REVENUES PER MONTH
----------------------------------------------- --------------------------------
Less than 125,000 Pounds (UK)                     0 Pounds (UK)
----------------------------------------------- --------------------------------
Between 125,000 - 150,000 Pounds (UK)             1,250 Pounds (UK)
  (approximately $ 184,125 - $ 220,950 US)        (approximately $ 1,841 US)
----------------------------------------------- --------------------------------
Between 150,000 - 175,000 (UK)                    2,500 Pounds (UK)
  (approximately $ 220,950 - $ 257,775 US)        (approximately $ 3,583 US)
----------------------------------------------- --------------------------------
Over 175,000 Pounds (UK)                          2,750 Pounds (UK)
  (approximately $ 257,775 US)                    (approximately $ 4,050 US)
----------------------------------------------- --------------------------------

                                       48

On May 11, 2000, Swiftnet, Ltd. and our Chairman of the Board of Directors,
Abraham Keinan, entered into an employment agreement with Guy Nissenson, our
President/Principal Executive Officer/Principal Financial Officer/Principal
Accounting Officer and a Director. This agreement does not expire. Under the terms of the agreement, Swiftnet has employed Mr. Nissenson for the purpose of business development and sales and marketing, at a base rate of 1000 pounds (UK)
per month (approximately $1,433 US). When Swiftnet reaches average sales of
175,000 pounds (UK) per month for a three month period, Guy Nissenson's salary will be increased to 2,000 pounds (approximately $2,866 US) per month. In addition, the agreement provides that Guy Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson's rights to have at least 50% of the options rights that Mr. Keinan will have.
Because Mr. Keinan has not received any options to date, the option amount terms are not specified. At such time as the options are received by Mr. Keinan, our
Board of Directors will establish the terms of the options. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Guy Nissenson no longer works with Swiftnet; or (2) if within twelve months of Guy Nissenson's employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve month period of Mr.
Nissenson's employment, Swiftnet cannot cancel the options.

On June 19th, 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with
Abraham Keinan and Campbeltown Business Ltd., a company owned by Guy Nissenson and his family. This agreement was made in contemplation of the April 6, 2000
Swiftnet, Ltd/Adar International, Inc. merger being completed, whereby Adar
International, Inc. was to acquire all of Swiftnet, Ltd.'s outstanding common stock.

The June 19, 2000 agreement provides that:
     o    Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through
          Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

     o    Campbeltown Business, Ltd. declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
          This agreement term has been satisfied by Campbeltown Business, Ltd.

     o    Campbeltown Business, Ltd. would invest $100,000 in Swiftnet Ltd., in exchange for 20% of the total issued shares of Swiftnet, Ltd.;
          Campbeltown Business, Ltd. would also receive 5% of the issued and outstanding shares of our company following our acquisition with
          Swiftnet.

                                       49

     o    Swiftnet, Ltd., and Keinan would guarantee that Campbeltown Business,
          Ltd.'s 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that
          Campbeltown Business, Ltd. would have in total at least 15% of our total issued shares after our acquisition occurred.

     o    Campbeltown Business, Ltd. would have the right to nominate 33% of the members of our board of directors and Swiftnet's board of directors.
          When Campbeltown Business, Ltd. ownership in our common stock was less than 7%, Campbeltown Business, Ltd. would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business, Ltd. ownership in our common stock was less than 2%, this right would expire. In the case that Adar group transaction is not concluded and Campbeltown Business, Ltd. sells all of its shares in Swiftnet, the right for 33% board members in Swiftnet will expire.

     o    Campbeltown Business, Ltd. would have the right to nominate a vice president in Swiftnet and/or our common stock. It is agreed that Mr.
          Guy Nissenson is nominated now. If for any reason Guy Nissenson will leave his position, Campbeltown Business, Ltd. and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions. This right will expire when both conditions happen: Campbeltown Business, Ltd. is no longer a shareholder in
          Swiftnet and it owns less than 2% of our common stock.

     o    Campbeltown Business, Ltd. has the option to purchase additional shares of Swiftnet that will represent 10% of all issued shares after the transaction for $200,000 US. This transaction can be executed either by Swiftnet issuing new shares, or by Abraham Keinan selling his private shares (as long as he has an adequate amount of shares), as Abraham Keinan will decide. This option will expire on Dec 31,
          2005. Campbeltown Business, Ltd. can exercise this option in parts. If this option is exercised before the conclusion of Adar Group transaction Keinan and Swiftnet will make sure and guarantee that the shares owned by Campbeltown Business, Ltd. because of exercising this option will be exchanged by the same percentage of ownership in our common stock. It is agreed that if Campbeltown Business, Ltd.
          exercised only part of the option buying Swiftnet shares it will have the right to exercise the remainder of the option for our shares at the same terms. As long as Swiftnet is not a public company or is merged/bought/taken over by a third party only half of the option above could be taken.

                                       50

     o    Alternatively to the right described in the point above after the conclusion of Adar group transaction Campbeltown Business, Ltd. will have the option to purchase shares of Xfone that will represent 10% of all issued and outstanding shares at the first day of flotation (after the transaction) for the amount of $200,000 US. It is Campbeltown
          Business, Ltd. decision what alternative to choose. This transaction can be executed either by Xfone issuing new shares, or by Abraham
          Keinan selling his private shares in Xfone (as long as he has an adequate amount of shares), as Abraham Keinan will decide. The option can be executed in parts and will expire on Dec 31, 2005.

     o    Campbeltown Business, Ltd. will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

     o    In the event that Swiftnet or we will seek for money in a private placement for equity or any other rights, Campbeltown Business, Ltd.
          will have the right of first refusal on any transaction or part of it until Dec 31, 2005 or as long as it owns over 7% of Swiftnet equity or
          4% of our common stock.

     o    Keinan and Campbeltown Business, Ltd. have signed a right of first refusal agreement for the sale of their shares.

     o    Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business, Ltd. This right expires when Campbeltown Business, Ltd. no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

After our formation, on July 30, 2001, and as a result of the rescission of the
Swiftnet, Ltd./Adar International, Inc. merger transaction, the June 19, 2000 stock purchase agreement between Campbeltown Business, Ltd. and Swiftnet was supplemented by a letter of understanding between Campbeltown Business, Ltd. and
us. This letter of understanding provides that we must complete our Form SB-2 registration statement and obtain quotation of our common stock on the OTC
Bulletin Board. Our stock is quoted on the OTC Bulletin Board under the symbol
"XFNE".

                                       51

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars.

On August 5, 2000, Swiftnet, Ltd. and Abraham Keinan entered into an agreement with an unrelated individual, Nissim Levy, who was to secure a credit facility of $200,000 (US) on behalf of Swiftnet, Ltd. The purpose of the credit facility was to finance Swiftnet's proposed growth plan, including the purchase of a switch, the IP system, development software, other equipment and for working capital purposes. Mr. Levy was also to provide Swiftnet with a bank guarantee for purposes of securing the $200,000 credit facility. At the time, Mr. Levy had no relationship or association with us or our management or Swiftnet, Ltd., other than being a personal friend of Mr. Keinan. As of the date of this prospectus, the credit facility is not used because Swiftnet was able to pay for the equipment and working capital from its growth and increased ability to generate cash and its securing of a long term equipment loan to purchase the necessary equipment. In accordance with the terms of the agreement, Swiftnet issued to Zeneca Commercial S.A., a company owned and controlled by Mr. Levy, a total of 100,000 shares representing 2% of its then outstanding shares, which were subsequently exchanged for 100,000 shares of our stock. Under the terms of the agreement, if we do not conduct an initial public offering by August 5,
2001, Mr. Levy has the option to surrender his shares to Swiftnet's nominee, at which time we will be obligated to pay Mr. Levy 5% of the outstanding balance on the bank loan from its inception and until repayment. Even though we did not conduct a public offering by August 5, 2001, Mr. Levy has not exercised this option to date; accordingly, there is no change in the status of the agreement at this time. Mr. Levy's option to surrender his shares expires on May 8, 2003.

Other than the above transactions, we have not entered into any material transactions with any promoter, director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons.

                                       52

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Item 1. Market Price of And Dividends on The Registrant's Common Equity and
Other Shareholder Matters.
Below is the market information pertaining to the range of the high and low bid information of our common stock for each quarter since our commons tock had been quoted on the within the OTC Bulletin Board. Our common stock is quoted on the
OTC Bulletin Board under the symbol XFNE. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fourth Quarter of 2002
High - $1.45
Low -  $ .66

Third Quarter 2002:
High - $1.33
Low -  $ .70

Second Quarter 2002:
High - $3.65
Low  - $ .70

First Quarter of 2002:
High - $ .75
Low  - $ .75

Fourth Quarter of 2001:
High - $.0
Low  - $.0

Third Quarter 2001:
High - $.0
Low  - $.0

Second Quarter 2001:
High - $.0
Low  - $.0

First Quarter 2001
High - $.0
Low  - $.0

No regular trading market exists for our common stock and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

                                       53

Outstanding Options, Warrants and Convertible Securities.
Under a Stock Purchase Agreement, clarified on July 30, 2001, Guy Nissenson, through Campbeltown Business Ltd., has an option to purchase 10% of the outstanding shares of our subsidiary, Swiftnet at a price of $200,000 until
December 31, 2005 at which time the option will expire. Additionally, Guy
Nissenson, through Campbeltown Business, Ltd. has the option to acquire 10% of our outstanding stock for the same total consideration of $200,000. If
Campbeltown Business, Ltd. exercises its right to acquire any of our shares under this option, our Chairman of the Board of Directors, Abraham Keinan has a
right, for a period of 30 days, to require us to use the proceeds from that exercise to repurchase an equal amount of our shares from him at the same price per share as paid by Campbeltown Business, Ltd.

In addition, under the Stock Purchase Agreement, Campbeltown Business, Ltd. has
the right to purchase or acquire the same number of shares of our stock as may be issued to Abraham Keinan in the future so that the relative percentage ownership of Abraham Keinan and Campbeltown Business, Ltd. remains the same.

The amended Stock Purchase Agreement, as clarified on July 30, 2001, also prohibits us from issuing any additional shares or equity rights without a written agreement from Campbeltown Business, Ltd. In addition, under the agreement, Campbeltown Business, Ltd. has a right of first refusal on any securities offering we conduct until December 31, 2005, as long as they own more that 4% of our stock. In addition, the Stock Purchase Agreement, as currently amended, specifically provides that Campbeltown Business, Ltd. may assign their interest in that contract to any entity.

Sales under Rule 144
As of the date of this registration statement, there are 691,539 shares of our common stock held by non-affiliates and 4,380,000 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. No shares have been sold pursuant to Rule 144 of the
Securities Act of 1933 and no shares are eligible to be resold pursuant to Rule
144. We have agreed to register all of the shares held by our existing non-affiliate selling shareholders. We plan to issue common stock subject to an employee benefit plan.

The 477,800 shares being offered by our selling shareholders who are non-affiliates are be freely tradable without restrictions under the Securities
Act of 1933; any such shares held by our "affiliates" would continue to be restricted by the resale limitations of Rule 144 under the Securities Act of
1933.

                                       54

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Penny Stock Considerations.
Our Shares are "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.

                                       55

In addition, under the penny stock regulations the broker-dealer is required to:
     o    Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

     o    Disclose commission payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;

     o    Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.

     o    Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.
As of the date of this registration statement, we had 125 holders of record of our common stock. We have one class of common stock outstanding.

Dividends.
On December 19, 2002, we declared our first cash dividend in the amount of $0.02 per common share. The cash dividend was payable on January 15, 2003 to our common stockholders of record at the close of business on December 31, 2002.
Apart from this dividend, we have not declared any cash dividends on our common stock since our inception and we do not anticipate at the present time paying further dividends in the foreseeable future. Currently, we plan to retain future earnings, if any, for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

                                       56

ITEM 21. EXECUTIVE COMPENSATION
The following table sets forth summary information concerning the compensation received for services rendered to it during the current year and the years ended
December 31, 2001 and 2002 respectively by our Chief Executive Officer, Abraham
Keinan who is the managing director of Swiftnet and Guy Nissenson, who is our
President/Principal Executive Officer/Principal Financial Officer/Principal
Accounting Officer and a Director. Abraham Keinan is our only executive officer who received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.
---------------------------------------------------------------------------------------------------
Summary Compensation Chart
---------------------------------------------------------------------------------------------------
                             Annual Compensation               Long Term Compensation
--------------------- ---------------------------------- ----------------------------------- ------
Name &          Year  Salary ($)     Bonus($)  Other($)  Restricted    Options($)  L/Tip($)  All
Position                                                 Stock Awards                        Other
--------------- ----- -------------- --------- --------- ------------- ----------- --------- ------
Abraham Keinan  2002     $45,000       9,588     67,500       0             0         0         0
Chairman/CEO           (30000 Pound   (6,372    (45,000
                         Sterling)     Pound     Pound
                                     Sterling)  Sterling)

                2001     $42,300         0        0           0             0         0         0
                       (30000 Pound
                         Sterling)

                2000     $22,095         0        0           0             0         0         0
                       (15000 Pound
                         Sterling)
---------------------------------------------------------------------------------------------------

Our chairman of the Board of Directors, Mr. Abraham Keinan, does not have a written employment agreement with us. Since January 2001, we have agreed to pay him a salary of $3,525 (2,500 Pound Sterling) per month. Abraham Keinan receives pension benefits and a company car.

On May 11, 2000, we entered into a written employment agreement with our
President/Principal Executive Officer/Principal Financial Officer/Principal
Accounting Officer and Director, Guy Nissenson. Under the agreement, Guy
Nissenson will work on business development, sales and marketing. We have agreed to pay him a salary of $1,473 (1000 Pound Sterling) per month, subject to a future increase of $1,473 (1000 Pound Sterling) if Swiftnet reaches average sales of $257,775 (175,000 Pound Sterling) per month. In addition, we have agreed that if we grant options to Abraham Keinan, we will grant Guy Nissenson options to buy Swiftnet or us according to the following formula: 50% of the options with same price and conditions that Abraham Keinan will receive, subject to our reaching a benchmark of $176,760 (120,000 Pound Sterling) average sales per month during Guy Nissenson activities or in the 12 months thereafter. The agreement with Guy Nissenson can be terminated by either party with one month notice.

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars.

                                       57

Our research and development manager, Mrs. Bosmat Houston, has an employment agreement us which provides that we pay her a salary of $3,337 (2266 Pound
Sterling) per month. She is not subject to a covenant not to compete. We may terminate Mrs. Houston's agreement with 8 weeks notice. She may terminate the agreement with one week notice.

Board Compensation
Other than provide above our directors do not receive any compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

ITEM 22. FINANCIAL STATEMENTS

EXPLANATORY NOTE
We have not provided audited financial statements for our year end at December
31, 2002, because:
     o    Audited financial statements for our year end at December 31, 2002 are not currently available;
     o    We are a Securities and Exchange Commission reporting company and we have filed all periodic filing reports due;
     o    We reasonably and in good faith expect that we will report income from continuing operations before taxes for our year end at December 31,
          2002; and
     o    We reported income from continuing operations before taxes for our year end at December 31, 2001.

                                       58

                           Xfone, Inc. and Subsidiary
                        Consolidated Financial Statements
                            As at September 30, 2002

Xfone, Inc. and Subsidiary
BALANCE SHEETS

                                      Sep-30     December 31,    Sep-30      December 31,
                                       2002         2001          2002          2001
                                   -----------   -----------   -----------   -----------
                                   (Unaudited)                 (Unaudited)
                                        £             £         Convenience translation
                                                                      into U.S. $

Current assets
Cash                               £   728,715   £   286,578   $ 1,129,508   $   415,538
Accounts receivable, net               964,873       726,959     1,495,553     1,054,091
Prepayments and other receivables
  (Note 3)                             147,745       115,015       229,004       166,772
Loan to shareholder (Note 4)            81,644        66,212       126,548        96,007
                                   -----------   -----------   -----------   -----------
Total Current Assets               £ 1,922,976   £ 1,194,764   $ 2,980,613   $ 1,732,408
                                   -----------   -----------   -----------   -----------
Loan to shareholder (Note 4)       £   216,135   £   216,135   $   335,009   $   313,396
                                   -----------   -----------   -----------   -----------
Fixed assets (Note 5)
Cost                                   527,884       406,714       818,220       589,735
Less - accumulated depreciation       -286,806      -248,277      -444,550      -360,002
                                   -----------   -----------   -----------   -----------
Total fixed assets                 £   241,078   £   158,437   $   373,671   $   229,734
                                   -----------   -----------   -----------   -----------

Total assets                       £ 2,380,189   £ 1,569,336   $ 3,689,293   $ 2,275,537
                                   ===========   ===========   ===========   ===========

                                      F-1

Xfone, Inc. and Subsidiary
BALANCE SHEETS (Cont'd)

                                      Sep-30     December 31,    Sep-30      December 31,
                                       2002         2001          2002          2001
                                   -----------   -----------   -----------   -----------
                                   (Unaudited)                 (Unaudited)
                                        £             £         Convenience translation
                                                                      into U.S. $
Current liabilities
Bank Overdraft                     £    18,299   £     7,335   $    28,363    $   10,636
Notes payable - current portion          4,000         9,971         6,200        14,458
Trade payables                       1,357,325       961,576     2,103,854     1,394,285
Other liabilities and accrued
  expenses (Note 6)                    258,747        90,576       401,058       131,335
Obligation under Capital Leases
Current portion                         23,577        24,872        36,544        36,064
                                   -----------   -----------   -----------   -----------
Total current liabilities          £ 1,661,947   £ 1,094,330   $ 2,576,019   $ 1,550,714
                                   -----------   -----------   -----------   -----------
Deferred Taxes                                   £    20,000                      29,000
Long-term liabilities
Notes payable (Note 8)             £     7,495   £    11,166        11,618        16,191
Obligation under Capital Leases    £    38,640   £    19,322        59,892        28,017
                                   -----------   -----------   -----------   -----------
Notes payable                      £    46,135   £    30,488   $    71,510   $    44,208
                                   -----------   -----------   -----------   -----------
Total liabilities                  £ 1,708,083   £ 1,144,818   $ 2,647,529   $ 1,659,986
                                   -----------   -----------   -----------   -----------
Shareholders' equity (Note 7)
Preferred stock - 50,000,000
  shares authorized, none issued
Common stock:
25,000,000 shares authorized,
  par value; 5,057,859
issued and outstanding                   3,452         3,448         5,006         5,000
Authorized & outstanding -
  ordinary shares of
  £1 par value:
9,015 "A" Common stock
10,697 "B" Common stock
Contributions in excess of
  par value                            179,438       140,903       278,473       204,309
Receipt on account of shares
Retained earnings                      489,216       280,167       758,285       406,242
                                   -----------   -----------   -----------   -----------
Total shareholders' equity         £   672,106   £   424,518   $ 1,041,764   $   615,551
                                   -----------   -----------   -----------   -----------
Total liabilities and
  shareholders' equity             £ 2,380,189   £ 1,569,336   $ 3,689,293   $ 2,275,537
                                   ===========   ===========   ===========   ===========

                                      F-2

Xfone, Inc. and Subsidiary
STATEMENT OF OPERATIONS

                              Nine Months Ended      Year Ended       Nine Months Ended     Year Ended
                                    Sep-30             Dec-31               Sep-30            Dec-31
                              2002         2001         2001          2002          2001       2001
                           (Unaudited) (Unaudited)                (Unaudited)  (Unaudited)
                           ----------- -----------   -----------  -----------  ----------- -----------
                                                                   Convenience translation into U.S. $
                                                                   £1=US$1.55   £1=US$1.43  £1=US$1.45

Revenues                    £2,817,727  £1,783,035    £2,658,905   $4,367,478   $2,549,740  $3,855,412
Cost of revenues            -1,772,170  -1,166,178    -1,629,604   (2,746,863)  -1,667,635  -2,362,926
                           ----------- -----------   -----------  -----------  ----------- -----------
Gross profit                 1,045,558     616,857     1,029,301    1,620,614      882,106   1,492,486
                           ----------- -----------   -----------  -----------  ----------- -----------

Operating expenses:
Research and development       -22,500     -22,729       -30,791      (34,875)     -32,502     -44,647
Marketing and selling         -139,590    -112,093      -219,238     (216,365)    -160,293    -317,895
General and administrative    -574,558    -293,482      -543,936     (890,564)    -419,679    -788,707
                           ----------- -----------   -----------  -----------  ----------- -----------

Total operating expenses      -736,648    -428,304      -793,965   -1,141,804     -612,475  -1,151,249
                           ----------- -----------   -----------  -----------  ----------- -----------

Operating profit (loss)        308,910     188,553       235,336      478,810      269,631     341,237
Financing expenses -  net      -31,147     -18,540       -30,982      (48,277)     -26,512     -44,924
Other income                     8,706         387         1,009       13,495          553       1,463
                           ----------- -----------   -----------  -----------  ----------- -----------
Income (loss) before taxes     286,469     170,400       205,363      444,028      243,672     297,776
Taxes on income                -77,420     -24,413       -59,757     (120,001)     -34,911     -86,648
                           ----------- -----------   -----------  -----------  ----------- -----------

Net income (loss)             £209,049    £145,987      £145,606     $324,027     $208,761    $211,129
                           =========== ===========   ===========  ===========  =========== ===========

Earnings Per Share
  (Note 8):
Basic                            £0.04       £0.03         £0.03        $0.06        $0.04       $0.04
                           =========== ===========   ===========  ===========  =========== ===========

Diluted                          £0.04       £0.03         £0.03        $0.06        $0.04       $0.04
                           =========== ===========   ===========  ===========  =========== ===========

                                      F-3

Xfone, Inc. and Subsidiary
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                        Number of                    in excess                    Total
                                        Ordinary                        of        Retained    Shareholders'
                                         Shares      Share Capital   par value    Earnings        Equity
                                      ------------   -------------   ---------   ----------  -------------

Balance at January 1, 2002               5,000,000          £3,448    £140,903     £280,167       £424,518
Issuance of shares                          57,859               4      38,535         -            38,539
Net income                                    -               -           -         209,049        209,049
                                      ------------   -------------   ---------   ----------  -------------
Balance at September 30, 2002            5,057,859          £3,452    £179,438     £489,216       £672,106
                                      ============   =============   =========   ==========  =============

Convenience translation into U.S. $:
Balance at January 1, 2002               5,000,000          $5,000    $218,400     $434,259       $657,659
Issuance of shares                          57,859               6      59,729         -            59,735
Net income                                    -               -           -         324,026        324,026
Exchange rate difference                                                   344                         344
                                      ------------   -------------   ---------   ----------  -------------
Balance at September 30, 2002            5,057,859          $5,006    $278,473     $758,285     $1,041,764
                                      ============   =============   =========   ==========  =============

                                      F-4

Xfone, Inc. and Subsidiary
STATEMENTS OF CASH FLOWS

                                Nine Months Ended     Year Ended       Nine Months Ended     Year Ended
                                  September 30        December 31        September 30        December 31
                                2002         2001        2001          2002         2001        2001
                              Unaudited   Unaudited                 Unaudited    Unaudited
                             ----------- -----------  -----------  -----------  -----------  -----------
                                                                    Convenience translation into U.S. $
                                                                     @$1.55       @$1.43       @$1.45

Cash flow from operating
  activities
Net income                      £209,049    £145,987     £145,606     $324,026     $208,761     $211,129
Adjustments to reconcile
  net cash provided by
  (used in) operating
  activities                    £289,110     £16,626      £35,665     $448,121      $23,776      $51,714
                             ----------- -----------  -----------  -----------  -----------  -----------
Net cash provided by
  operating activities          £498,159    £162,613     £181,271     $772,146     $232,537     $262,843
                             ----------- -----------  -----------  -----------  -----------  -----------

Cash flow from investing
  activities
Purchase of equipment
  & Development cost           -£121,170    -£96,127    -£108,377    -$187,814    -$137,462    -$157,147
                             ----------- -----------  -----------  -----------  -----------  -----------
Net cash used in
  investing activities         -£121,170    -£96,127    -£108,377    -$187,814    -$137,462    -$157,147
                             ----------- -----------  -----------  -----------  -----------  -----------
Cash flow from financing
  activities
Repayment of long term debt      £15,647    -£13,700       £9,904      $24,253     -$19,591      $14,361
Proceeds from issuance
  of long term debt                          £30,000         -                      $42,900         -
Proceeds from issuance
  of common stock               £38,539                     -                                      -
                             ----------- -----------  -----------  -----------  -----------  -----------
Net cash provided by
  financing activities           £54,186     £16,300       £9,904      $24,253      $23,309      $14,361
                             ----------- -----------  -----------  -----------  -----------  -----------
Net increase in cash            £431,175     £82,786      £82,798     $608,586     $118,385     $120,057
Cash, beginning of year         £279,241    £196,445     £196,445     $432,824     $280,916     $284,845
                             ----------- -----------  -----------  -----------  -----------  -----------

Cash, at end of period          £710,416    £279,231     £279,243   $1,041,409     $399,300     $404,902
                             =========== ===========  ===========  ===========  ===========  ===========

                                      F-5

Xfone, Inc. and Subsidiary
STATEMENTS OF CASH FLOWS

                                      Nine Months Ended     Year Ended       Nine Months Ended     Year Ended
                                        September 30        December 31        September 30        December 31
                                      2002         2001        2001          2002         2001        2001
                                    Unaudited   Unaudited                 Unaudited    Unaudited
                                   ----------- -----------  -----------  -----------  -----------  -----------
                                                                           Convenience translation into U.S. $
                                                                              @$1.55       @$1.43       @$1.45

Depreciation                           £38,529     £27,066      £37,012      $59,720      $38,704      $53,667
                                   ----------- -----------  -----------  -----------  -----------  -----------
Stock issued for professional
  services                              18,766                    6,898       29,087                    10,002
                                   ----------- -----------  -----------  -----------  -----------  -----------
Changes in assets and liabilities:
Decrease (Increase) in Stock                       -16,176                                             -23,132
Increase in trade receivables         -237,913    -380,133     -431,873     -368,765     -543,590     -626,216
Increase  in other receivables         -32,730     -57,862       58,793      -50,732      -82,743       85,250
Increase in shareholder loans          -15,431     -55,159      -66,212      -23,918      -78,877      -96,007
Decrease in Notes payable               -5,971                                -9,255
Increase in trade payables             395,749     421,016      461,466      613,411      602,053      669,126
Increase in other payables             168,172      77,875      -50,419      260,667      111,361      -73,108
Decrease in deferred taxes             -20,000                   20,000      -31,000                    29,000
Decrease in current Capital leases      -1,295                                -2,007
                                   ----------- -----------  -----------  -----------  -----------  -----------
Total adjustments                      250,581     -10,439       -8,245      388,401      -14,928      -11,955
                                   ----------- -----------  -----------  -----------  -----------  -----------
                                      £289,110     £16,627      £35,665     $448,121      $23,776     $ 51,714
                                   =========== ===========  ===========  ===========  ===========  ===========

                                      F-6

                           Xfone, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -  Organization and Nature of Business

          A.   Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in
               September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom. The financial statements consolidate the operations  of Xfone and
               Swiftnet, Limited. ("Swiftnet") (the "Predecessor"), its wholly owned U.K. subsidiary, (collectively the "Company") from January
               1, 2000 through December 31, 2001 (see Note 3).

          B.   The financial statements of the Company have been prepared in
               Sterling ("£") since this is the currency of the prime
               economic environment, the U.K., in which the operations of the
               Company are conducted. Transactions and balances denominated in
               Sterling are presented at their original amounts. Transactions and balances in other currencies are translated into Sterling in accordance with Statement of Financial Accounting Standards
               ("SFAS") No. 52 of the U.S. Financial Accounting Standards Board
               ("FASB"). Accordingly, items have been translated as follows:

                    Monetary items - at the exchange rate effective at the
                    balance sheet date.

                    Revenues and expense items - at the exchange rates in effect at the date of recognition of those items.

               Exchange gains and losses from the aforementioned translation are included in financing expenses, net.

          C.   The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31,
               2001. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not
               necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that
               the £ currency amounts actually represent, or could be
               converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2001 was £1=1.45 US $ and
               Sep 30, 2002 was £1 = 1.55 U.S.$.

                                      F-7

                           Xfone, Inc. and Subsidiary

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -  Significant Accounting Policies

          The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

          A.   Principles of Consolidation and Basis of Financial Statement
               Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiary.  All significant inter-company balances and transactions have been eliminated in consolidation.

          B.   Allowance for Doubtful Accounts
               The allowance is determined based upon management's evaluation of receivables doubtful of collection on a specific basis. Such allowances for doubtful accounts are as follows:
                                           £
                 September 30, 2002
                 December 31, 2001      115,550

          C.   Equipment
               Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:
                                                                      Useful
                                                  Method               Life

               Switching equipment             straight line         10 years
               Machinery and equipment         reducing balance       4 years
               Furniture and fixtures          reducing balance       4 years
               Motor vehicles                  reducing balance       4 years

          D.   Revenue Recognition
               The Company's source of revenues results from charges to
               customers for the call minutes they use while on the Company's telecommunications system.  Such revenues are recognized at the time this service is rendered.

                                      F-8

                           Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -  Significant Accounting Policies (Cont.)

          E.   Revenue Recognition (cont.)
               Management believes that the Company's revenue recognition policies are in accordance with the Securities and Exchange
               Commission Staff Accounting Bulletin No. 101, "Revenue
               Recognition in Financial Statements" (SAB 101).

          F.   Use of Estimates
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          G.   New Accounting Pronouncements
               In June 2001, the Financial Accounting Standards Board ("FASB")
               issued SFAS No. 143 "Accounting For Asset Retirement Obligations"
               which addresses financial accounting and reporting for
               obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs; SFAS No. 141
               "Business Combinations", which addresses the financial accounting and reporting for business combinations; SFAS No. 142 "Goodwill and other Intangible Assets", which addresses the financial accounting and reporting of acquired goodwill and other
               intangible assets. In August 2001, the FASB issued SFAS No. 144
               "Accounting for the Impairment or Disposal of Long-Lived Assets"
               which addresses financial  accounting and reporting for the impairment of long-lived assets. The adoption of these statements are not expected to have a material effect on the Company's financial condition, results of operations or cash flows.

          H.   Earnings Per Share
               Earnings per share are calculated and reported in accordance with
               Statement of Financial Accounting Standards No. 128, Earnings Per
               Share ("EPS") ("SFAS 128"). Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                                      F-9

                           Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -  Significant Accounting Policies (Cont.)

          1.   Income Taxes
               Income taxes are accounted for under Statement of Financial
               Accounting Standards No. 109, "Accounting for Income Taxes,"
               which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been
               recognized in the Company's financial statements or tax returns.

Note 3 -  Prepaid Expenses and Other Receivables

                             Sep-30     December 31,    Sep-30    December 31,
                              2002          2001         2002        2001
                            ---------   -----------   ---------   -----------
                                                      Convenience translation
                                                             into US$
                            ---------   -----------   ---------   -----------

Professional fees                  £0       £46,291          $0       $67,122
Due from Swiftglobal, Ltd.
(nonaffiliated entity)         49,659        30,000      76,972        43,500
Other prepaid expenses         48,299        21,908      74,864        31,767
Others receivables             49,786        16,816      77,168        24,383
                            ---------   -----------   ---------   -----------
                             £147,745      £115,015    $229,004      $166,772

Note 4 -  Loan to Shareholder

          The Company has a non-interest bearing demand loan of £81,643.87 due from a shareholder.  In addition, the Company has a non-interest bearing loan of £216,135, due from such shareholder which has been classified as noncurrent since it will not be called before January 2003.

                                      F-10

                           Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 5 -  Fixed Assets
                                    Sep-31       Dec-31       Sep-31      Dec-31
                                     2002         2001         2002        2001
                                   --------     --------     --------    --------
                                               (Audited)                (Audited)
                                      £           £            $          $
Cost
Machinery and equipment            £278,026     £246,676     $430,940    $357,680
Office furniture and equipment       58,859       46,234       91,232      67,039
Property held under capital leases:
Motor vehicle                        35,000       35,000       54,250      50,750
Switching equipment                 136,659       78,804      211,822     114,266
Development cost-software            19,340                    29,977
Payment on account of equipments          0                         0
Payment on account of acquisition         0                         0
                                   --------     --------     --------    --------
                                   £527,884     £406,714     $818,220    $589,735
                                   ========     ========     ========    ========

Accumulated Depreciation
Machinery and equipment            £197,054     £178,368     $305,433    $258,634
Office furniture and equipment       44,995       41,796       69,743      60,604
Property held under capital leases:
Motor vehicle                        23,002       20,233       35,653      29,338
Switching equipment                  18,129        7,880       28,100      11,426
Development cost-software             3,626                     5,621
                                   --------     --------     --------    --------
                                   £286,806     £248,277     $444,550    $360,002
                                   ========     ========     ========    ========

Note 6 -  Other Liabilities and Accrued Expenses

Corporate taxes                    £111,304      £59,767     $172,521     $86,662
Professional fees                    12,080       10,341      $18,724      14,995
Payroll taxes                         6,432        5,503       $9,970       7,979
Others                              128,931       14,965     $199,843      21,699
                                   --------     --------     --------    --------
                                   £258,747      £90,576     $401,058    $131,335
                                   ========     ========     ========    ========

                                      F-11

                           Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 7 - Capital Structure

          Campbeltown Business Ltd., a shareholder, has the option from the
          Company and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000. This transaction can be executed either by Xfone issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

          The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.
          The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

          During November 2001, the Company issued 105,000 shares of common stock to its attorneys as compensation for services rendered in connection with the successful initial registration and offering of the Companies' shares which was effective December 28, 2001. The value of the stock at the time of its issuance was charged to professional fees.  During July 2001, the Company issued 95,000 shares of common stock to the Swiftnet Management Fund to be distributed by such fund at will.

                                      F-12

                           Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 7 - Capital Structure

          Campbeltown Business Ltd., a shareholder, has the option from the
          Company and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000. This transaction can be executed either by Xfone issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

          The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.
          The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

          During November 2001, the Company issued 105,000 shares of common stock to its attorneys as compensation for services rendered in connection with the successful initial registration and offering of the Companies' shares which was effective December 28, 2001. The value of the stock at the time of its issuance was charged to professional fees.  During July 2001, the Company issued 95,000 shares of common stock to the Swiftnet Management Fund to be distributed by such fund at will.

Note 8 - Earnings Per Share

                                                              Weighted Average
                                        ----------------------------------------------------------
                                           Income         Shares        Per Share      Per Share
                                         (Numerator)   (Denominator)     Amounts        Amounts
                                        ------------   -------------   ------------   ------------
                                                                                       Convenience
                                                                                       translation
                                                                                       into U.S. $
                                                                                      ------------
          Net Income                       £ 145,606

          Basic EPS:
             Income available to common
               stockholders                £ 145,606      4,848,333        £  0.03        $  0.04

          Effect of dilutive securities:
             Options                             -          500,000            -              -
          Diluted EPS:
             Income available to common
               stockholders                £ 145,606      5,348,333        £  0.03        $  0.04

                                      F-13

                           Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 - Related Party Transactions

                                                   Years                         Years
                                                   Ended                         Ended
                                                December 31,                  December 31,
                                            2001           2000           2001          2000
                                        ------------   ------------   ------------   ------------
                                                                        Convenience translation
                                                                                into U.S.
                                                                      ---------------------------

          Shareholders' salaries           £  42,000     £  23,000    $   60,900     $  33,350
          Shareholders' pensions           £   3,300     £   3,300    $    4,785     $   4,785
          Campbeltown Business Ltd.
            consulting fees                £  78,375     £    -       $  113,644     $     -

Note 10 - Financial Commitments

          The Company has annual rent commitments under a non-cancellable operating lease of £24,000, which terminates in December 2002.

                                      F-14
--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary

                        CONSOLIDATED FINANCIAL STATEMENTS

                             as of December 31, 2001

                           Xfone, Inc. and Subsidiary

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2001

                                    CONTENTS
                                    --------

                                                               PAGE
                                                               ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                         1

     Balance Sheet                                              2-3

     Statements of Operations                                    4

     Statement of Changes in Shareholders' Equity                5

     Statements of Cash Flows                                   6-7

     Notes to Consolidated Financial Statements                8-20

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of
Xfone, Inc. and Subsidiary

We have audited the accompanying balance sheet of Xfone, Inc. and Subsidiary as of December 31, 2001, the related statements of operations, changes in shareholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xfone, Inc. and Subsidiary as of December 31, 2001, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2001 in conformity with generally accepted accounting principles in the United States.

Chaifetz & Schreiber, P.C.
21 Harbor Park Drive N.
Port Washington, NY 11050
March 8, 2002
                                       F-1

------------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
------------------------------------------------------------------------------------
                                  BALANCE SHEET

                                              December 31,          December 31,
                                             --------------  -----------------------
                                                  2001                 2001
                                             --------------  -----------------------
                                                             Convenience translation
                                                                    into U.S. $
                                                             -----------------------
Current assets

Cash                                         £      286,578       $      415,538

Accounts receivable, net                            726,959            1,054,091

Prepaid expenses and other
    receivables (Note 4)                            115,015              166,772

Loan to shareholder (Note 5)                         66,212               96,007
                                             --------------  -----------------------
Total Current Assets                              1,194,764            1,732,408
                                             --------------  -----------------------
Loan to shareholder (Note 5)                        216,135              313,396
                                             --------------  -----------------------

Fixed assets (Note 6)

Cost                                                406,714              589,735

Less  - accumulated depreciation                   (248,277)            (360,002)
                                             --------------  -----------------------
Total fixed assets                                  158,437              229,733
                                             --------------  -----------------------
Total assets                                 £    1,569,336       $    2,275,537
                                             ==============  =======================

                                       F-2

------------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
------------------------------------------------------------------------------------
                                  BALANCE SHEET

                                             --------------  -----------------------
                                              December 31,         December 31,
                                             --------------  -----------------------
                                                  2001               2001
                                                             Convenience translation
                                                                    into US$
                                                             -----------------------

Current liabilities
Bank overdraft                               £        7,335       $       10,636
Notes payable - current portion (Note 8)              9,971               14,458
Trade payables                                      961,576            1,394,285
Other liabilities and accrued expenses
 (Note 7)                                            90,576              131,335
Obligations under capital leases
 - current portion                                   24,872               36,064
                                             --------------  -----------------------
Total current liabilities                         1,094,330            1,586,778

Deferred taxes                                       20,000               29,000
Notes payable (Note 8)                               11,166               16,191
Obligation under capital lease                       19,322               28,017
                                             --------------  -----------------------
Total liabilities                                 1,144,818            1,659,986
                                             --------------  -----------------------

Shareholders' equity (Note 9)
Preferred stock - 50,000,000 shares
  authorized, none issued
Common stock:
 25,000,000 shares authorized,
 £.0006896 par value;
 5,000,000 issued and outstanding                     3,448                5,000
Contributions in excess of par value                140,903              204,309
Receipt on account of shares                             -                    -
Retained earnings                                   280,167              406,242
                                             --------------  -----------------------
Total shareholders' equity                          424,518              615,551
                                             --------------  -----------------------
Total liabilities and shareholders' equity   £    1,569,336       $    2,275,537
                                             ==============  =======================

                                       F-3

-----------------------------------------------------------------------------------------------

                                       Xfone, Inc. and Subsidiary
-----------------------------------------------------------------------------------------------
                                        STATEMENT OF OPERATIONS

                                               Years Ended                  Years Ended
                                               December 31,                 December 31,
                                          2001           2000           2001          2000
                                      ------------   ------------   ------------   ------------
                                                                      Convenience translation
                                                                            into U.S. $
                                                                    ---------------------------

Revenues                              £  2,658,905   £  1,354,746   $  3,855,412   $  1,964,382
Cost of revenues                        (1,629,604)      (879,207)    (2,362,926)    (1,274,850)
                                      ------------   ------------   ------------   ------------
Gross profit                             1,029,301        475,539      1,492,486        689,532
                                      ------------   ------------   ------------   ------------
Operating expenses: (Note 11)
Research and development                   (30,791)       (29,124)       (44,647)       (42,230)
Marketing and selling                     (219,238)      (112,310)      (317,895)      (162,850)
General and administrative                (543,936)      (236,418)      (788,707)      (342,806)
                                      ------------   ------------   ------------   ------------
Total operating expenses                  (793,965)      (377,852)    (1,151,249)      (547,886)
                                      ------------   ------------   ------------   ------------

Operating profit                           235,336         97,687        341,237        141,646
Financing expenses -  net (Note 11)        (30,982)       (12,016)       (44,924)       (17,423)
Other income                                 1,009            227          1,464            329
                                      ------------   ------------   ------------   ------------
Income before taxes                        205,363         85,898        297,777        124,552
Taxes on income                            (59,757)       (16,339)       (86,648)       (23,692)
                                      ------------   ------------   ------------   ------------
Net income                            £    145,606   £     69,559   $    211,129   $    100,860
                                      ============   ============   ============   ============
Earnings Per Share:
Basic                                 £       0.03   £       0.02   $       0.04   $       0.03
                                      ============   ============   ============   ============

Diluted                               £       0.03   £       0.02   $       0.04   $       0.03
                                      ============   ============   ============   ============

                                       F-4

---------------------------------------------------------------------------------------------------------------

                                            Xfone, Inc. and Subsidiary
---------------------------------------------------------------------------------------------------------------
                                   STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                    Contributions
                                       Number of                      in excess                      Total
                                       Ordinary                          of          Retained     Shareholders'
                                        Shares       Share Capital    par value      Earnings        Equity
                                      ------------   ------------   ------------   ------------   -------------

Balance at January 1, 2000               2,400,000   £      1,655   £     63,345   £     65,002   £     130,002
Issuance of ordinary shares              2,400,000          1,655         70,798             -           72,453
Net income                                      -              -              -          69,559          69,559
                                      ------------   ------------   ------------   ------------   -------------
Balance at December 31, 2000             4,800,000   £      3,310   £    134,143   £    134,561   £     272,014
                                      ------------   ------------   ------------   ------------   -------------

Balance at January 1, 2001               4,800,000          3,310        134,143        134,561         272,014
Issuance of shares                         200,000            138          6,760             -            6,898
Net income                                      -              -              -         145,606         145,606
                                      ------------   ------------   ------------   ------------   -------------
Balance at December 31, 2001             5,000,000   £      3,448   £    140,903   £    280,167   £     424,518
                                      ============   ============   ============   ============   =============

Convenience translation into U.S. $:
Balance at January 1, 2001               4,800,000   $      4,800   $    194,507   $    195,113   $     394,420
Issuance of shares                         200,000            200          9,802             -           10,002
Net income                                      -              -              -         211,129         225,128
                                      ------------   ------------   ------------   ------------   -------------
Balance at December 31, 2001             5,000,000   $      5,000   $    204,309   $    406,242   $     615,551
                                      ============   ============   ============   ============   =============

                                       F-5

---------------------------------------------------------------------------------------------------------------

                                           Xfone, Inc. and Subsidiary
---------------------------------------------------------------------------------------------------------------
                                            STATEMENTS OF CASH FLOWS

                                                                Years                         Years
                                                                Ended                         Ended
                                                             December 31,                  December 31,
                                                         2000           2001           2001           2000
                                                     ------------    -----------   ------------   -------------
                                                                                     Convenience translation
                                                                                           into U.S. $
                                                                                   ----------------------------
Cash flow from operating activities
Net income                                           £    145,606   £     69,559   $    211,129   $     100,860
Adjustments to reconcile net cash
  provided by (used in) operating activities               35,665           (716)        51,714          (1,038)
                                                     ------------    -----------   ------------   -------------
Net cash provided by operating activities                 181,271         68,843        262,843          99,822
                                                     ------------    -----------   ------------   -------------
Cash flow from investing activities
Purchase of equipment                                    (108,377)       (60,339)      (157,147)        (87,492)
                                                     ------------    -----------   ------------   -------------
Net cash used in investing activities                    (108,377)       (60,339)      (157,147)        (87,492)
                                                     ------------    -----------   ------------   -------------
Cash flow from financing activities
Repayment of long term debt                                 9,904             -          14,361              -
Proceeds from issuance of long term debt                       -          27,918             -           40,481
Proceeds from issuance of common stock                         -          72,453             -          105,057
                                                     ------------    -----------   ------------   -------------
Net cash provided by financing activities                   9,904        100,371         14,361         145,538
                                                     ------------    -----------   ------------   -------------
Net increase in cash                                       82,798        108,875        120,057         157,868
Cash, beginning of year                                   196,445         87,570        284,845         126,977
                                                     ------------    -----------   ------------   -------------
Cash, at end of year                                 £    279,243   £    196,445   $    404,902   $     284,845
                                                     ============   ============   ============   =============
Supplement disclosures of cash flow information:
Net cash paid during the year for:
Income taxes                                         £         -    £      4,297   $      9,419   $       6,231
                                                     ============   ============   ============   =============
Interest                                             £      6,496   £      2,171   $         -    $       3,148
                                                     ============   ============   ============   =============

                                       F-6

---------------------------------------------------------------------------------------------------------------

                                            Xfone, Inc. and Subsidiary
---------------------------------------------------------------------------------------------------------------
                                          STATEMENT OF CASH FLOWS (Cont.)

(1)  Adjustments to reconcile net income to net cash provided by operating activities:

                                                                Years                         Years
                                                                Ended                         Ended
                                                             December 31,                  December 31,
                                                         2000           2001           2001           2000
                                                     ------------    -----------   ------------   -------------
                                                                                     Convenience translation
                                                                                           into U.S. $
                                                                                   ----------------------------

Depreciation                                         £     37,012   £     29,024   $     53,667   $      42,085
                                                     ------------    -----------   ------------   -------------
Stock issued for professional services                      6,898             -          10,002              -
                                                     ------------    -----------   ------------   -------------
Changes in assets and liabilities:
Increase in trade receivables                            (431,873)      (164,079)      (626,216)       (237,915)
Decrease (increase) in other receivables                   58,793       (116,093)        85,250        (168,335)
Increase in shareholder loans                             (66,212)       (77,932)       (96,007)       (113,001)
Increase in trade payables                                461,466        275,860        669,126         399,997
(Decrease) increase in other payables                     (50,419)        52,504        (73,108)         76,131
Increase in deferred taxes                                 20,000             -          29,000              -
                                                     ------------    -----------   ------------   -------------
 Total adjustments                                         (8,245)       (29,740)       (11,955)        (43,123)
                                                     ------------    -----------   ------------   -------------
                                                     £     35,665   £       (716)  $     51,714   $      (1,038)
                                                     ============   ============   ============   =============

                                       F-7

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -  Organization and Nature of Business

          A.   Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in
               September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom. The financial statements consolidate the operations  of Xfone and
               Swiftnet, Limited. ("Swiftnet") (the "Predecessor"), its wholly owned U.K. subsidiary, (collectively the "Company") from January
               1, 2000 through December 31, 2001 (see Note 3).

          B.   The financial statements of the Company have been prepared in
               Sterling ("£") since this is the currency of the prime
               economic environment, the U.K., in which the operations of the
               Company are conducted. Transactions and balances denominated in
               Sterling are presented at their original amounts. Transactions and balances in other currencies are translated into Sterling in accordance with Statement of Financial Accounting Standards
               ("SFAS") No. 52 of the U.S. Financial Accounting Standards Board
               ("FASB"). Accordingly, items have been translated as follows:
               Monetary items - at the exchange rate effective at the balance sheet date. Revenues and expense items - at the exchange rates in effect at the date of recognition of those items. Exchange gains and losses from the aforementioned translation are included in financing expenses, net.

          C.   The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31,
               2001. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not
               necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that
               the £ currency amounts actually represent, or could be
               converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2001 was £1 = 1.45 U.S.$.

                                       F-8

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -  Significant Accounting Policies

          The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

          A.   Principles of Consolidation and Basis of Financial Statement
               Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiary.  All significant inter-company balances and transactions have been eliminated in consolidation.

          B.   Allowance for Doubtful Accounts

               The allowance is determined based upon management's evaluation of receivables doubtful of collection on a specific basis.  Such allowances for doubtful accounts are as follows:
                                                          £
                        December 31, 2001              115,550
                        December 31, 2000               31,128

          C.   Equipment

               Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

                                                                     Useful
                                               Method                Life

               Switching equipment             straight line         10 years
               Machinery and equipment         reducing balance       4 years
               Furniture and fixtures          reducing balance       4 years
               Motor vehicles                  reducing balance       4 years

          D.   Revenue Recognition

               The Company's source of revenues results from charges to
               customers for the call minutes they use while on the Company's telecommunications system.  Such revenues are recognized at the time this service is rendered.

                                       F-9

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -  Significant Accounting Policies (Cont.)

          E.   Revenue Recognition (cont.)

               Management believes that the Company's revenue recognition policies are in accordance with the Securities and Exchange
               Commission Staff Accounting Bulletin No. 101, "Revenue
               Recognition in Financial Statements" (SAB 101).

          F.   Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          7.   New Accounting Pronouncements

               In June 2001, the Financial Accounting Standards Board ("FASB")
               issued SFAS No. 143 "Accounting For Asset Retirement Obligations"
               which addresses financial accounting and reporting for
               obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs; SFAS No. 141
               "Business Combinations", which addresses the financial accounting and reporting for business combinations; SFAS No. 142 "Goodwill and other Intangible Assets", which addresses the financial accounting and reporting of acquired goodwill and other
               intangible assets. In August 2001, the FASB issued SFAS No. 144
               "Accounting for the Impairment or Disposal of Long-Lived Assets"
               which addresses financial  accounting and reporting for the impairment of long-lived assets. The adoption of these statements are not expected to have a material effect on the Company's financial condition, results of operations or cash flows.

          H.   Earnings Per Share

               Earnings per share are calculated and reported in accordance with
               Statement of Financial Accounting Standards No. 128, Earnings Per
               Share ("EPS") ("SFAS 128"). Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                                      F-10

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -  Significant Accounting Policies (Cont.)

          1.   Income Taxes

               Income taxes are accounted for under Statement of Financial
               Accounting Standards No. 109, "Accounting for Income Taxes,"
               which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been
               recognized in the Company's financial statements or tax returns.

Note 3 -    Pooling of Interests

               On October 4, 2000 Xfone acquired Swiftnet Ltd. ("Swiftnet") in a business combination accounted for as a pooling of interests.
               Swiftnet, which engages in the telecommunications industry, became a wholly owned subsidiary of Xfone through the exchange of
               2,400,000 shares of the company's common stock for all of the outstanding stock of Swiftnet. From September 7, 2000, date of formation, through October 4, 2000, date of combination, the
               Company had minimal operating activity. The accompanying
               financial statements for 2000 are based on the assumption that the companies were combined for the full year and financial statements of prior years have been restated to give effect to the combination.

               Summarized results of operations of the separate companies for the period from January 1, 2000 through September 30, 2000 and for the year ended December 31, 2000 are as follows:

                                                                 Year Ended
                         January 1, - September 30, 2000     December 31, 2000
                         ------------------------------- ---------------------------
                              Xfone         Swiftnet        Xfone         Swiftnet
                           ------------   ------------   ------------   ------------
               Net sales      £   0       £    972,016      £   0       £  1,354,746
                           ============   ============   ============   =============
               Net income     £   0       £     43,649      £   0       £     69,559
                           ============   ============   ============   =============

                                      F-11

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 4 -  Prepaid Expenses and Other Receivables

                                           December 31,        December 31,
                                              2001                 2001
                                          -------------  -----------------------
                                                         Convenience translation
                                                                into US$
                                                         -----------------------

          Professional fees               £      46,291        $     67,122
          Due from Swiftglobal, Ltd.
             (nonaffiliated entity)              30,000              43,500
          Other prepaid expenses                 21,908              31,767
          Others receivables                     16,816               24,383
                                          -------------  -----------------------
                                          £     115,015        $    166,772

Note 5 -  Loan to Shareholder

          The Company has a non-interest bearing demand loan of £66,212 due from a shareholder.  In addition, the Company has a non-interest bearing loan of £216,135, due from such shareholder which has been classified as noncurrent since it will not be called before January 2003.

                                      F-12

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                                                  December 31,          December 31,
                                                      2001                  2001
                                                  ------------    -----------------------
Note 6 -  Fixed Assets
                                                                  Convenience translation
                                                                        into U.S.$
                                                                  -----------------------
          Cost
          Machinery and equipment                 £    246,676        $       357,680
          Office furniture and equipment                46,234                 67,039
          Property held under capital leases:
             Motor vehicle                              35,000                 50,750
             Switching equipment                        78,804                114,266
                                                  ------------    -----------------------
                                                  £    406,714        $       589,735
                                                  ============    =======================

          Accumulated Depreciation
          Machinery and equipment                 £    178,368        $       258,634
          Office furniture and equipment                41,796                 60,604
          Property held under capital leases:
             Motor vehicle                              20,233                 29,338
             Switching equipment                         7,880                 11,426
                                                  ------------    -----------------------
                                                  £    248,277        $       360,002
                                                  ============    =======================

Note 7 -  Other Liabilities and Accrued Expenses
          Corporate taxes                         £     59,767        $        86,662
          Professional fees                             10,341                 14,995
          Payroll taxes                                  5,503                  7,979
          Others                                        14,965                 21,699
                                                  ------------    -----------------------
                                                  £     90,576        $       131,335
                                                  ============    =======================

                                      F-13

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 -  Notes Payable

                                                      December 31,       December 31,
                                                         2001                2001
                                                     -------------  -----------------------
                                                                    Convenience translation
                                                                           into US$

          Barclays Bank - maturity 2002,
             annual interest rate 5.83%              £       5,971       $      8,658

          First National Finance - maturity 2005,
             annual Interest rate 7.16%                      8,000             11,600
          Newcourt - maturity 2005, annual
             interest rate 7.16%                             7,166             10,391
                                                     -------------  -----------------------
                                                            21,137             30,649
          Less: current portion                             (9,971)           (14,458)
                                                     -------------  -----------------------
          Notes payable - non current                £      11,166       $     16,191
                                                     =============  =======================

                                      F-14

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 - Notes Payable (cont.)

          B.  Maturities of notes payable are as follows:

                                                    Convenience
                                               translation into U.S. $
                                              -------------------------
          December 31
          -----------
             2002              £   9,971            $    14,458
             2003                  4,000                  5,800
             2004                  4,000                  5,800
             2005                  3,166                  4,590
                               -----------          ------------
                               £  21,137            $    30,648

Note 9 -  Capital Lease Obligations

          The Company is the lessee of switching equipment and a motor vehicle under capital leases expiring in various years through 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives.  Depreciation of assets under capital leases is included in depreciation expense for 2001 and 2000.

          Minimum future lease payments under capital leases as of December 31,
          2001 for each of the next five years are:

                                                                             Convenience
                                                                       translation into U.S. $
                                                                      -------------------------
          December 31
          -----------
             2002                                    £    27,833            $    40,357
             2003                                          8,388                 12,163
             2004                                          8,388                 12,163
             2005                                          8,388                 12,163
             2006                                          1,398                  2,027
                                                     -----------            -----------
          Total minimum lease payments                    54,395                 78,873
          Less: amount representing interest             (10,201)               (14,792)
                                                     -----------            -----------
          Present value of net minimum lease payment £    44,194            $    64,081
                                                     ===========            ===========
          Interest rates on capitalized leases
            vary up to 7.49%.

                                      F-15

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 10 - Income Taxes

          The Company accounts for income taxes under the provisions of SFAS
          109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived  from tax loss and tax credit carryforward. SFAS 109, additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company does not file consolidated tax returns. At December 31, 2001, Xfone had deferred tax assets of approximately £26,000, resulting from its net operating loss. The
          Company has established a valuation allowance for the full amount of such deferred tax assets at December 31, 2001, as management of the
          Company has not been able to determine that it is more likely than not that the deferred tax asset will be realized.

          The following table reflects the Company's deferred tax assets and
          (liabilities) at December 31, 2001:

                                                             Convenience
                                                             translation
                                                             into U.S. $
                                                             ------------

          Net operating loss deduction  £     26,000         $     37,700
          Valuation allowance                (26,000)             (37,700)
          Accelerated tax writeoff of
            fixed assets                      20,000               29,700
                                        ------------         ------------
          Net deferred liability        £     20,000         $     29,700

          The provision for income taxes differs from the amount computed by applying the statutory income tax rate to income before taxes, excluding the loss included therein of £65,252 and £13,440, respectively for the years ended December 31, 2001 and 2000, for which no benefit has been recognized, as follows:

                                                           Years Ended                  Years Ended
                                                           December 31,                 December 31,
                                                       2001           2000          2001           2000
                                                  ------------    -----------    ------------  ------------
                                                                                  Convenience translation
                                                                                        into U.S. $
                                                                                 --------------------------
          Income tax computed at statutory rate   £     53,682    £    19,868    $     77,839  $     28,809
          Effect of permanent differences                6,075          1,852           8,809         2,685
          Utilization of net operating loss                 -          (5,381)             -         (7,802)
                                                  ------------    -----------    ------------  ------------
          Provision for income taxes              £     59,757    £    16,339    $     86,648  $     23,692
                                                  ============    ===========    ============  ============

          The net operating loss carryforward at December 31, 2001 was approximately £78,000 and expires in the years 2020 and 2021.

                                      F-16

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 - Capital Structure

          Campbeltown Business Ltd., a shareholder, has the option from the
          Company and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000. This transaction can be executed either by Xfone issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

          The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.
          The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

          During November 2001, the Company issued 105,000 shares of common stock to its attorneys as compensation for services rendered in connection with the successful initial registration and offering of the Companies' shares which was effective December 28, 2001. The value of the stock at the time of its issuance was charged to professional fees.  During July 2001, the Company issued 95,000 shares of common stock to the Swiftnet Management Fund to be distributed by such fund at will.

                                      F-17

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 12 - Earnings Per Share

                                                                    2001
                                                              Weighted Average
                                        ----------------------------------------------------------
                                           Income         Shares       Per Share       Per Share
                                         (Numerator)   (Denominator)    Amounts        Amounts
                                        ------------   -------------   ------------   ------------
                                                                                       Convenience
                                                                                       translation
                                                                                       into U.S. $
                                                                                      ------------
          Net Income                    £    145,606

          Basic EPS:
             Income available to common
               stockholders             £    145,606       4,848,333     £   0.03        $  0.04

          Effect of dilutive securities:
             Options                              -          500,000           -              -
          Diluted EPS:
             Income available to common
               stockholders             £    145,606       5,348,333     £   0.03        $  0.04

                                                                    2000
                                                              Weighted Average
                                        ----------------------------------------------------------
                                           Income         Shares       Per Share       Per Share
                                         (Numerator)   (Denominator)    Amounts        Amounts
                                        ------------   -------------   ------------   ------------
                                                                                       Convenience
                                                                                       translation
                                                                                       into U.S. $
                                                                                      ------------

          Net Income                    £     69,559

          Basic EPS:\
             Income available to common
               stockholders             £     69,559       2,880,000     £   0.02        $  0.03

          Effect of dilutive securities:
             Options                              -           48,767           -              -
          Diluted EPS:
             Income available to common
               stockholders             £     69,559       2,928,767     £   0.02        $  0.03

                                      F-18

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 - Selected Statement of Operations Data

                                                   Years                         Years
                                                   Ended                         Ended
                                                December 31,                  December 31,
                                           2001           2000            2001          2000
                                        ------------   ------------   ------------   ------------
                                                                        Convenience translation
                                                                                into U.S.
                                                                      ---------------------------
          A. Marketing & Selling:
          Distribution costs            £         -    £     23,353   $         -    $     33,862
          Salaries & benefits                     -           5,400             -           7,830
          Advertising                          4,904          1,198          7,111          1,737
          Consultancy                         39,187             -          56,821             -
          Commissions                        139,827         60,826        202,749         88,198
          Others                              35,320         21,533         51,214         31,223
                                        ------------   ------------   ------------   ------------

                                        £    219,238   £    112,310   $    317,895   $    162,850
                                        ============   ============   ============   ============

          B. General & Administrative:
          Salaries & benefits           £    180,952   £    105,386   $    262,380   $    152,810
          Rent & maintenance                  47,623         41,469         69,053         60,130
          Communications                      28,619         18,609         41,498         26,983
          Professional fees                  156,959         21,217        227,591         30,765
          Bad debts                           84,427         14,972        122,419         21,709
          Depreciation                        37,012         29,024         53,667         42,085
          Others                               8,344          5,741         12,099          8,324
                                        ------------   ------------   ------------   ------------
                                        £    543,936   £    236,418   $    788,707   $    342,806
                                        ============   ============   ============   ============

                                      F-19

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 - Selected Statement of Operations Data (cont.)

                                                   Years                         Years
                                                   Ended                         Ended
                                                December 31,                  December 31,
                                           2001           2000            2001          2000
                                        ------------   ------------   ------------   ------------
                                                                        Convenience translation
                                                                                into U.S.
                                                                      ---------------------------

          C. Financing Expenses, Net:

          Bank interest & charges       £     25,741   £     15,556   $     37,324   $     22,556
          Hire purchase interest               3,808          1,919          5,522          2,782
          Foreign currency exchange               -          (5,658)            -          (8,204)
          Other interest and charges           1,433            199          2,078            289
                                        ------------   ------------   ------------   ------------
                                        £     30,982   £     12,016   $     44,924   $     17,423
                                        ============   ============   ============   ============

Note 14 - Related Party Transactions

                                                   Years                         Years
                                                   Ended                         Ended
                                                December 31,                  December 31,
                                           2001           2000            2001          2000
                                        ------------   ------------   ------------   ------------
                                                                        Convenience translation
                                                                                into U.S.
                                                                      ---------------------------

          Shareholders' salaries        £     42,000   £     23,000   $     60,900   $     33,350
          Shareholders' pensions        £      3,300   £      3,300   $      4,785   $      4,785
          Campbeltown Business Ltd.
            consulting fees             £     78,375   £         -    $    113,644   $         -

Note 15 - Financial Commitments

          The Company has annual rent commitments under a non-cancellable operating lease of £24,000, which terminates in December 2002.

                                      F-20

Item 8. Changes In and Disagreements With Accountants on Accounting and
Financial Disclosure

There have been no disagreements with accountants on accounting and financial disclosure.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                                      F-21

--------------------------------------------------------------------------------

                           Xfone, Inc. and Subsidiary

                        CONSOLIDATED FINANCIAL STATEMENTS

                             As Of December 31, 2000

                                    CONTENTS

                                                                        PAGE

     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

         Balance Sheets                                                  2-3

         Statements of Operations                                          4

         Statement of Changes in Shareholders' Equity                      5

         Statements of Cash Flows                                        6-7

         Notes to Consolidated Financial Statements                     8-19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of
Xfone, Inc. and Subsidiary

We have audited the accompanying balance sheets of Xfone, Inc. and Subsidiary as of December 31, 2000 and 1999, the related statements of operations, changes in shareholders' equity and cash flows for each of the three years then ended.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xfone, Inc. and Subsidiary as of December 31, 2000 and 1999, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2000 in conformity with generally accepted accounting principles in the United States.

Chaifetz & Schreiber, P.C.

21 Harbor Park Drive N.
Port Washington, NY 11050
May 10, 2001

                                       F-1

                           Xfone, Inc. and Subsidiary

                                 BALANCE SHEETS

                                       December 31,                December 31,
                                    2000         1999            2000        1999
                                 ---------    ----------      ---------    ---------
                                                              Convenience translation
                                                                     into US$
Current assets
Cash                             £ 196,445      £ 87,570      $ 293,201    $ 130,701
Accounts receivable, net           295,086       131,007        440,427      195,533
Prepayments and other
  receivables (Note 4)             173,808        24,275        259,408       36,231
                                 ---------    ----------      ---------    ---------
Loan to shareholder (Note 5)        79,354            -         118,438           -
Stock                                   -             -              -            -
                                 ---------    ----------      ---------    ---------
Total Current Assets               744,693       242,852      1,111,474      362,465
                                 ---------    ----------      ---------    ---------
Loan to shareholder (Note 5)       136,779       138,201        204,148      206,270
                                 ---------    ----------      ---------    ---------
Fixed assets (Note 6)
Cost                               298,337       271,438        445,279      405,131
Less - accumulated depreciation   -211,265      -182,241       -315,321     -272,001
                                 ---------    ----------      ---------    ---------
Total fixed assets                  87,072        89,197        129,958      133,130
                                 ---------    ----------      ---------    ---------
Total assets                     £ 968,544     £ 470,250     $1,445,580     $701,865
                                 =========    ==========      =========    =========

                                       F-2

                           Xfone, Inc. and Subsidiary

                                 BALANCE SHEETS

                                        December 31,                December 31,
                                     2000         1999            2000        1999
                                 ---------    ----------      ---------    ---------
                                                                 Convenience translation
                                                                         into US$
Current liabilities
Notes payable - current portion
  (Note 8)                       £  14,751      £  4,528       $ 22,016      $ 6,758
Trade payables                     500,110       224,250        746,433      334,701
Other liabilities and accrued
  expenses (Note 7)                140,993        88,489        210,437      132,073
                                 ---------    ----------      ---------    ---------
Total current liabilities   655,854       317,267        978,886      473,532
                                 ---------    ----------      ---------    ---------
Long-term liabilities
Notes payable (Note 8)              40,676        22,981         60,710       34,300
                                 ---------    ----------      ---------    ---------
Total long-term liabilities£ 40,676      £ 22,981         60,710       34,300
                                 ---------    ----------      ---------    ---------
Shareholders' equity (Note 9)
Preferred stock - 20,000,000
   shares authorized,
   none issued
Common stock:
50,000,000 shares authorized,
   no par value; 4,800,000
   issued and outstanding
Authorized & outstanding -
   ordinary shares of
      9,015 "A" Common stock                   £  11,000                      16,418
     10,697 "B" Common stock                      11,000                      16,418
Contributions in excess of
   par value                     £ 137,453     £  43,000        205,155       64,179
Receipt on account of shares            -             -              -            -
Retained earnings                  134,561        65,002        200,829       97,018
                                 ---------    ----------      ---------    ---------
Total shareholders' equity         272,014       130,002        405,984      194,033
                                 ---------    ----------      ---------    ---------
Total liabilities and
  shareholders' equity           £ 968,544     £ 470,250     $1,445,580     $701,865
                                 =========    ==========     ==========     ========

                                      F-3

                        Xfone, Inc. and Subsidiary

                         STATEMENT OF OPERATIONS

                                             Year Ended                         Year Ended
                                             December 31                       December 31,
                                     2000        1999        1998           2000        1999
                                   --------    --------    --------          ------      ------
                                                                          Convenience translation
                                                                                  into US$
Revenues                         £1,354,746    £758,846    £652,964       $2,022,009  $1,132,606
Cost of revenues                   -879,207    -407,904    -350,372       -1,312,249    -608,812
                                   --------    --------    --------     ------------  ----------
Gross profit                        475,539     350,942     302,592          709,760     523,794
                                   --------    --------    --------     ------------  ----------
Operating expenses: (Note 11)
Research and development            -29,124     -28,663     -26,715          -43,469     -42,781
Marketing and selling              -112,310     -59,634     -59,360         -167,627     -89,006
General and administrative         -236,418    -213,176    -213,848         -352,854    -318,173
                                   --------    --------    --------     ------------  ----------
Total operating expenses           -377,852    -301,473    -299,923         -563,950    -449,960
                                   --------    --------    --------     ------------  ----------
Operating profit (loss)              97,687      49,469       2,669          145,810      73,834
Financing expenses - net (Note 11)  -12,016      -6,576      -3,992          -17,934      -9,815
Other income                            277         457          41              339         682
                                   --------    --------    --------     ------------  ----------
Income (loss) before taxes           85,898      43,350      -1,282          128,215      64,701
Taxes on income                     -16,559      -4,191          -           -24,387      -6,255
                                   --------    --------    --------     ------------  ----------
Net income (loss)                   £69,559     £39,159     -£1,282         $103,828     $58,446
                                  =========   =========   =========     ============  ==========
Earnings Per Share:
                                      £0.02        0.01           0            $0.03       $0.02
                                  =========   =========   =========     ============  ==========
Diluted                               £0.02        0.01           0            $0.03       $0.02
                                  =========   =========   =========     ============  ==========

                                       F-4

                           Xfone, Inc. and Subsidiary

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                   Number of                 Contributions   Receipt      Retained     Total
                                   Ordinary                  in excess of  on account    Earnings/  Shareholders'
                                    Shares    Share Capital    par value    of  Shares    (Deficit)    Equity
                                  ----------  -------------  ------------- ------------ ----------- -------------

Balance at January 1, 1998             1,000   £    1,000      £      -      £   -       £  27,125    £  28,125
Receipt on account of shares              -            -              -       64,000          -          64,000
Net loss                                  -            -              -          -          -1,282       -1,282
                                  ----------  -------------  -------------   --------    ---------     --------
Balance at December 31, 1998           1,000        1,000             0       64,000        25,843       90,843
Issuance of ordinary shares           21,000       21,000         43,000     -64,000          -               0
Net income                                -            -              -          -          39,159       39,159
                                  ----------  -------------  -------------   --------    ---------     --------
Balance at December 31, 1999          22,000   £   22,000      £  43,000     £   0       £  65,002    £ 130,002
                                  ----------  -------------  -------------   --------    ---------     --------

Pooling of Interests Combination:
Balance at January 1, 2000         2,400,000           -          65,000         -          65,002      130,002
Issuance of ordinary shares        2,400,000           -          72,453         -              -        72,453
Net income                             -               -              -          -          69,559       69,559
                                  ----------  -------------  -------------   --------    ---------     --------
Balance at December 31, 2000       4,800,000   £       0       £ 137,453     £   0       £ 134,561    £ 272,014
                                  ----------  -------------  -------------   ========    =========     ========

                                      F-5

                           Xfone, Inc. and Subsidiary
                           --------------------------
                         STATEMENT OF CASH FLOWS (Cont.)
                         -------------------------------

                                                 Year                            Year
                                                 Ended                           Ended
                                              December 31                     December 31,
                                      2000        1999        1998         2000         1999
                                    --------    --------    --------      --------     --------
                                                                        Convenience translation
                                                                              into U.S. $

Net income (loss)                   £69,559     £39,159     -£1,282       $103,828       $58,446
Adjustments to reconcile
 net cash provided by
 operating activities                  -716     -17,603      17,202         -1,071       -42,691
                                   --------    --------    --------     -----------   -----------
Net cash provided by
 operating activities                68,843      21,556      15,920        102,757        15,755
                                   --------    --------    --------     -----------   -----------
Cash flow from investing
  activities
Purchase of equipment               -60,339     -38,890     -36,637        -90,068       -58,045
Sale of equipment                        -           -          -
                                   --------    --------    --------     -----------   -----------
Net cash (used in)
  provided by investing
  activities                        -60,338     -38,890     -36,637        -90,068       -41,627
                                   --------    --------    --------     -----------   -----------
Cash flow from financing
  activities
Repayment of long term debt              -       -4,075      -9,094             -         -6,082
Proceeds from issuance of
  long term debt                     27,918      30,000          -          41,669        44,776
Proceeds from issuance of
  common stock                       72,453          -       64,000        108,142           -
                                   --------    --------    --------     -----------   -----------
Net cash (used in) provided
  by financing activities           100,371      25,925      54,906        149,811        38,694
                                   --------    --------    --------     -----------   -----------
Net (decrease)/increase
  in cash                           108,875       8,591      34,189        162,500        12,822
Cash, beginning of year              87,570      78,979      44,790        130,701       117,879
                                   --------    --------    --------     -----------   -----------
Cash, at end of year / quarter      196,445      87,570      78,979       $293,201      $130,701
                                   ========    ========    ========     ===========   ===========

Supplement disclosures of
  cash flow information:
Net cash paid during the year for:
Income taxes                           £ -         £ -         £ -          $ -           $ -
                                   ========    ========    ========     ===========   ===========
Interest                             £2,171      £1,649      £1,330         $2,167        $2,330
                                   ========    ========    ========     ===========   ===========

                                       F-6

                           Xfone, Inc. and Subsidiary
                           --------------------------
                         STATEMENT OF CASH FLOWS (Cont.)
                         -------------------------------

(1) Adjustments to reconcile net income (loss) to net cash provided by operating activities:

                                                        Year                           Year
                                                        Ended                          Ended
                                                     December 31                    December 31,
                                              2000       1999       1998          2000         1999
                                            --------   --------   --------      --------     --------
                                                                               Convenience translation
                                                                                    into U.S. $

Depreciation                                 £29,024    £29,732    £28,783       $ 43,316       $ 37,369
                                            --------  ---------   --------     ----------      ---------
Changes in assets and liabilities:
Decrease (increase) in Stock                     -          -          -
Decrease (increase) in trade receivables    -164,079    -39,762     48,164       -244,894        -59,346
Decrease (increase) in other receivables    -116,093       -478     13,091       -173,273           -714
(Decrease) increase in shareholder loans     -77,932    -63,268      5,444       -116,317       -103,840
(Decrease) increase in trade payables        275,860     26,441    -87,794        411,732         39,464
(Decrease) increase in other payables         52,504     29,732      9,514         78,365         44,376
                                            --------  ---------   --------     ----------      ---------
Total adjustments                            -29,740    -47,335    -11,581        -44,387        -80,060
                                            --------  ---------   --------     ----------      ---------
                                               -£716   -£17,603    £17,202        -£1,071       -£42,691
                                            ========  =========   ========     ==========      =========

                                       F-7

Xfone, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -    Organization and Nature of Business

A. Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom. The financial statements consolidate the operations of Xfone and Swiftnet, Limited. ("Swiftnet") (the
   "Predecessor"), its wholly owned U.K. subsidiary, (collectively the
   "Company") from January 1, 2000 through September 30, 2001 (see Note 3).

B. The financial statements of the Company have been prepared in Sterling
   ("£") since the currency of the prime economic environment in which the operations of the Company are conducted in the UK. Transactions and balances denominated in Sterling are presented at their original amounts. Transactions and balances in other currencies are translated into Sterling in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 of the U.S.
   Financial Accounting Standards Board ("FASB"). Accordingly, items have been translated as follows: Monetary items - at the exchange rate effective at the balance sheet date. Non-monetary items - at historical exchange rates.
   Revenues and expense items - at the exchange rates in effect at the date of recognition of those items (excluding depreciation and other items deriving from non-monetary items). Exchange gains and losses from the aforementioned translation are included in financing expenses, net.

C. The financial statements as of 30 September 2001 and 31 December 2000 have been translated into U.S. dollars using the rate of exchange of the U.S.
   dollar at 30 Sep 2001. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represent, or could be converted into, U.S. dollars. The representative rate of exchange of the
   £ at 30 September 2001 was U.S. $1 = £0.699 & 31 December 2000 was
   U.S. $1 = £0.670 (1999 - £0.615, 1998 - £0.598).

                                       F-8

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -    Pooling of Interests

On October 4, 2000 Xfone acquired Swiftnet Ltd. ("Swiftnet") in a business combination accounted for as a pooling of interests. Swiftnet, which engages in the telecommunications industry, became a wholly owned subsidiary of Xfone through the exchange of 2,400,000 shares of the company's common stock for all of the outstanding stock of Swiftnet. From September 7, 2000, date of formation, through October 4, 2000, date of combination, the Company had minimal operating activity. The accompanying financial statements for 2000 are based on the assumption that the companies were combined for the full year and financial statements of prior years have been restated to give effect to the combination.

Summarized results of operations of the separate companies for the period from
January 1, 2000 through September 30, 2000 and for the year ended December 31,
2000 are as follows:

                                                          Year Ended
                 January 1, - September 30, 2000      December 31, 2000

                    Xfone          Swiftnet         Xfone         Swiftnet
                   --------       ----------       --------       ---------
   Net sales           0           972,016             0          1,354,746
                   ========       =========        ========       =========
   Net income          0            43,649             0             69,559
                   ========       =========        ========       =========

                                       F-9

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 3 -    Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A. Principles of Consolidation and Basis of Financial Statement Presentation -
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP)
and include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

B. Allowance for Doubtful Accounts

The allowance is determined based upon management's evaluation of receivables doubtful of collection on a specific basis. Such allowances for doubtful accounts are as follows:

       September 30, 2001                76,128 (Includes £45,000 non Specific)
       December 31, 2000                 31,128
       December 31, 1999 (Predecessor)   52,497

C. Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

Switching equipment                10%  straight line
Machinery and equipment            25%  reducing balance
Office furniture and equipment     25%  reducing balance
Motor vehicles                     25%  reducing balance

D. Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered.

                                      F-10

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 3 -    Significant Accounting Policies (Cont.)

E. Revenue Recognition (cont.)

Management believes that the Company's revenue recognition policies are in accordance with the Securities and Exchange Commission Staff Accounting Bulletin
No. 101, "Revenue Recognition in Financial Statements" (SAB 101).

F. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

G. Earnings Per Share

Earnings per share are calculated and reported in accordance with Statement of
Financial Accounting StandardsNo. 128, Earnings Per Share ("EPS") ("SFAS 128").
Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                                      F-11

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 4 -    Prepayments and Other Receivables

                        Sept 30             December 31,            Sept 30              December 31,
                         2001           2000           1999          2001            2000           1999
                        -------        -------        --------    -----------     -----------    -----------
                      (Unaudited)                 (Predecessor)  (Unaudited)                   (Predecessor)

                                                                       Convinient Conversion in US$

Professional fees (1)   £180,823       £118,803           £ -        $258,577       $177,316          $ -
Other receivables          9,125         32,047          9,197         13,049         47,828        13,727
Others                    41,722         22,958         15,078         59,662         34,264        22,504
                      ----------     ----------       --------    -----------    -----------     ---------
                        £231,670       £173,808        £24,275       $331,288       $259,408       $36,231
                      ==========     ==========       ========    ===========    ===========     =========

(1) The Company classifies prepaid expenses, expenditures for services not yet provided to the company. The professional fees relate to the preparation of the registration statement and the planed private placement.

Note 5 -    Loan to Shareholder

The Company has a non-interest bearing demand loan to a shareholder and such shareholder has issued a promissory note for £136,779 payable in ten equal installments of £13,678 beginning January 1, 2002, and ending on January 1,
2011. The note is non-interest bearing.

                                      F-12

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                                        Sept 30     December 31,  December 31,    Sept 30     December 31, December 31,
                                          2001         2000          1999           2001         2000        1999
                                      (Unaudited)                               (Unaudited)

Note 6      Fixed Assets                                                        Convenience translation into U.S. $

Cost
Machinery and equipment                £313,230       £217,737      £191,843       $447,919      $324,980     $286,333
Motor vehicles                           35,000         35,000        35,000         50,050        52,239       52,239
Office furniture and equipment           46,234         45,600        44,595         66,115        66,559       68,060
                                     ----------     ----------    ----------     ----------    ----------    ---------

                                       £394,464       £298,337      £271,438       £564,084      £443,778     £406,632
                                     ==========     ==========    ==========     ==========    ==========    =========
Accumulated Depreciation
Machinery and equipment                £177,891       £155,599      £134,886       $254,384     $232,238      $201,322

Motor vehicles                           19,003         15,313         8,750         27,174        22,855       13,060

Office furniture and equipment           41,437         40,353        38,605         59,255        60,228       57,619
                                     ----------     ----------    ----------     ----------    ----------

                                       £238,331       £211,265      £182,241       $340,813      $315,321     $272,001
                                     ==========     ==========    ==========     ==========    ==========    =========

Note 7      Other Liabilities and Accrued Expenses

Accrued professional fees                £5,970        £30,920        £6,806         $8,537       $46,149      $10,158
Corporate taxes                         £44,783         20,370         4,297         64,040        30,403        6,414
Payroll taxes                            12,738          4,134        15,924         18,215         6,170       23,767
Others                                  155,377         85,569        61,462        222,189       127,715       91,734
                                     ----------     ----------    ----------     ----------    ----------   ----------
                                       £218,868       £140,993       £88,489       $312,981      $210,437     $132,073
                                     ==========     ==========    ==========     ==========    ==========   ==========

                                      F-13

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 -    Notes Payable

                                       Sept 30  December 31, December 31,  Sept 30    December 31,  December 31,
                                        2001       2000         1999         2001         2000          1999
                                     (Unaudited)                          (Unaudited)
                                                                             Convenience translation into U.S. $

Barclays Bank - maturity 2002,
  annual interest rate 5.83%             £7,606     £12,511         £-       $10,877     $18,673       $ -
First National Finance -
  maturity 2005, annual interest
  rate 7.16%                              9,333      10,000          -        13,346      14,925         -
Newcourt - maturity 2005, annual
  interest rate 7.16%                     7,664       9,584          -        10,960      14,304         -
Equipment-maturity 2005                  26,949
Vehicle - maturity 2002, with
  a balloon payment of
  £17,366 and monthly payment
  of £350.94                             20,173          -           -            -           -          -
                                       --------    --------    --------    ---------   ---------   ---------
                                         71,725      23,332      27,509      102,567      34,824      41,058
                                       --------    --------    --------    ---------   ---------   ---------

Less: current portion                   -36,793     -14,751      -4,528      -52,614     -22,016      -6,758
                                       --------    --------    --------    ---------   ---------   ---------
Notes payable - non current             £34,932     £40,676     £22,981      $49,953     $60,710     $34,300
                                       ========    ========    ========    =========   =========   =========

                                      F-14

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 -    Notes Payable (cont.)

     B. Maturities of notes payable are as follows:

               Sep 30                                 Convenience
             (Unaudited)                          translation into U.S. $
             -----------
                 2001                    £5,212         $7,453
                 2002                    35,194         50,327
                 2003                    10,102         14,446
                 2004                    10,102         14,446
                 2005                    11,115         15,894
                                       --------       --------
                                        £71,725       $102,567
                                       ========       ========

Note 9-    Contingencies:

   A. The Company operates from leased premises in London.
      The current lease agreement expires on December 12, 2001, and was already renewed for additional 12 months. The minimum payment from
      October 1, 2001 to December 31, 2001 is £4,214 ($6,026).
      The minimum payment from January 1, 2002 to December 12, 2002 is
      £22,774 ($32,567).

   B. The Company is committed to a one months notice for the termination of
      Mr. Guy Nissenson employment agreement. The amount of one-month salary is
      £2,000 ($2,860).

   C. The Company has no contingent liabilities in connection with the preparation of its registration statement.

Note 10 -   Capital Structure

Cambeltown has the option from the Company and one of its directors to purchase
500,000 additional shares of Xfone for the amount of $200,000. This transaction can be executed either by Xfone issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

                                      F-15

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 -   Earnings Per Share
                                                                           2000
                                                                      Weighted Average
                                                           Income         Shares          Per Share
                                                        (Numerator)    (Denominator)       Amounts

 Net Income                                               £69,559
 Basic EPS:
   Income available to common stockholders                £69,559       £2,880,000          £0.02
   Effect of dilutive securities                         (116,093)
     Options                                                   -            48,767            -

     Diluted EPS:
  Income available to common stockholders                 £69,559       £2,928,767          £0.02

                                                                      1999 (Pro Forma)
                                                                      Weighted Average
                                                           Income         Shares          Per Share
                                                        (Numerator)    (Denominator)       Amounts

  Net Income                                              £39,159
  Basic EPS:
   Income available to common stockholders                 39,159       £2,880,000          £0.01
     Options                                                   -            48,767            -
     Diluted EPS:
  Income available to common stockholders                 £39,159       £2,928,767          £0.01

                                                                       1998 (Proforma)
                                                                      Weighted Average
                                                          Income           Shares         Per Share
                                                        (Numerator)     (Denominator)      Amounts
  Net Income                                              (£1,282)
  Basic EPS:
   Income available to common stockholders                (£1,282)      £2,880,000            £0

    Effect to dilutive securities:
    Options                                                    -            48,767             -

   Diluted EPS:
   Income available to common stockholders                (£1,282)      £2,928,767            £0

                                      F-16

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 12 -   Selected Statement of Operations Data

                                      Nine months ended      Three months ended                   Year Ended
                                          Sept 30,                Sept 30,                       December 31,
                                    2001           2000       2001        2000          2000         1999        1998
                                (Unaudited)               (Unaudited)

A. Marketing & Selling:
Distribution costs               £27,161         £19,055      £8,849      £8,306      £23,353      £19,329      £19,977
Salaries & benefits                    0           4,500           0         900        5,400        1,800            -
Advertising                        4,260             699       1,090           0        1,198        9,699        7,705
Commissions                       67,783          39,774      24,283      19,174       60,826       18,186       21,550
Others                            12,889          16,979       3,447       5,543       21,533       10,620       10,128
                                --------        --------    --------    --------     --------     --------     --------
                                £112,093         £81,007     £37,669     £33,923     £112,310      £59,634      £59,360
                                ========        ========    ========    ========     ========     ========     ========
B. General & Administrative:
Salaries & benefits              128,428          75,284      51,905      27,215      105,386       93,970       95,206
Rent & maintenance                37,058          30,490      13,107      12,709       41,469       29,968       34,497
Communications                    21,274          14,648       5,178       4,733       18,609       18,529       16,412
Professional fees                 25,446          13,064      13,216       2,652       21,217       13,315       10,672
Bad debts                         45,000           3,984      10,000       3,984       29,025       26,517       21,613
Depreciation                      27,066          21,402      10,398       8,678       14,972       29,732       28,783
Others                             9,210           4,147       4,563       2,901        5,740        1,145        6,665
                                --------        --------    --------    --------     --------     --------     --------
                                £293,482        £163,019    £108,367     £62,872     £236,418     £213,176     £213,848
                                ========        ========    ========    ========     ========     ========     ========

C. Financing Expenses
Bank interest & charges            5,172           9,229       1,977       4,624       15,556        4,419        2,665
Hire purchase interest             3,574           1,533       1,320         458        1,919        1,611        1,238
Foreign currency loss/(gain)           0               0         212           0       -5,658          508           -3
Other interest & charge            9,794               0       2,883           0          149            0            0
                                --------        --------    --------    --------           50           38           92
                                 £18,540         £10,762      £6,392      £5,082      £12,016       £6,576       £3,992
                                ========        ========    ========    ========     ========     ========     ========

          -Continued-

        Nine months ended                             Year Ended
            Sept30,                                  December 31,
              2001                           2000                    1999
          (Unaudited)
           --------                       ---------               ---------
                       Convenience translation into U.S. $

            $38,840                         $34,856                 $28,849
                 -                            8,058                   2,687
              6,092                           1,789                  14,476
             96,930                          90,785                  27,143
             18,431                          32,139                  15,851
           --------                       ---------               ---------
           $160,293                        $167,627                 $89,006
           ========                       =========               =========

           $183,652                        $157,291                $140,254
             52,993                          61,896                  44,728
             30,422                          27,775                  27,655
             36,388                          31,667                  19,873
             64,350                          22,346                  39,578
             38,704                          43,321                  44,376
             13,170                           8,558                   1,709
           --------                       ---------               ---------
           $419,679                        $352,854                $318,173
           ========                       =========               =========

              7,396                          22,245
              5,111                           2,744
                  0                          -8,091
             14,005                             213
               -                                 72
           --------                       ---------
            $26,512                         $17,183
           ========                       =========

                                      F-17

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 12 -   Selected Statement of Operations Data (cont.)

                                                                                       Three months
                              Three months ended   Three months ended     Year Ended      ended         Year Ended
                                    June 30,           March 30,         December 31,    June 30,       December 31,
                               2001        2000     2001      2000       2000     1999     2001        2000     1999
                           (Unaudited)          (Unaudited)                             (Unaudited)
                                                                                           Convenience translation
                                                                                                into U.S. $

C. Financing Expenses, Net:
Bank interest & charges         £1,926    £2,330    £1,269    £2,275   £15,556   £4,419    $2,754   $23,218    $6,596
Hire purchase interest           1,579       505       675       570     1,919    1,611     2,258     2,864     2,404
Foreign currency exchange         -212                  -         -     -5,658      508      -303    -8,445       758
Other interest and charges       2,037               4,874        -        149       -      2,913       222        -
Interest on overdue tax                                 -         -         50       38        -         75        57
                              --------  --------  --------  --------  -------- --------  --------  --------  --------

                                £5,330    £2,835    £6,818    £2,845   £12,016   £6,576    $7,622   $17,934    $9,815
                              ========  ========  ========  ========  ======== ========  ========  ========  ========

Note 13     Related Party Transactions

Payments to Campbeltown Business Ltd:

January 1, 2001 - Sep 30, 2001:       £40,500           ($57,915)
Payments include fees for consulting services relating to marketing and finance and reimbursement of £1,000 ($1,430) for expenses.

Loan to Mr. Keinan:

During the nine months ended Sep 30, 2001 the company made a £55,159 ($78,877)
loan to Mr. Keinan.

The total balance due from Mr. Keinan as of Sep 30, 2001 is £271,292 ($387,948), of which £216,135 ($309,073) in noncurrent.

                                                                                               Nine months
                           Nine months ended     Three months ended          Year Ended           ended     Year Ended
                                 Sep-30                Sep 30               December 31,         Sept 30,     Dec-31
                            2001       2000       2001        2000     2000     1999     1998     2001         2000
                        (Unaudited)           (Unaudited)                                      (Unaudited)
                                                                                               Convenience translation
                                                                                                      into US $

Shareholders' salaries    £32,500    £15,250    £13,500     £6,750   £23,000  £15,045  £15,000   $46,475     $34,328

Shareholders' pensions     £2,700     £2,700     £1,500       £900    £3,300   £2,100      £-     $3,861      $4,925

                                      F-18

Xfone, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 14 -   Financial Commitments

The Company has annual rent commitments under a non-cancelable operating lease of £22,774 ($32,567), which terminates in December 2002.

                                      F-19

--------------------------------------------------------------------------------

ITEM 23. CHANGES IN AND DISAGREEEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE
     None.

                                    PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Nevada Revised Statutes Section 78.7502, 78.751, and our bylaws provide us with the power to indemnify any of our directors, officers, employees or agents.
The director, officer, employ or agent must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests.

     Our by-laws provide that:
     Our directors shall be entitled to rely on information, opinions reports or statements, including financial statements and other financial data, prepared or presented by:
     (a)  One or more of our officers, directors or employees whom a director reasonably believes to be reliable and competent in the matters presented,
     (b)  Counsel, public accountants or other persons as to matters which a director reasonably believes to be within such person's professional or expert competence or
     (c)  A committee of our board of directors upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the by-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*)
represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

         ITEM                                    EXPENSE
         ----                                    -------
         SEC Registration Fee                    $399.68
         Legal Fees and Expenses                 $77,500
         Accounting Fees and Expenses            $40,000
         Miscellaneous*                          $20,000
         ===============================================
         Total*                              $137,899.68

* Estimated Figure

                                       59

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and director, Abraham Keinan, for services rendered in our corporate formation.

On September 1, 2000, we issued 270,000 shares of our common stock to
Campbeltown Business Ltd, for services rendered in our corporate formation.
Campbeltown Business Ltd. is owned by our President/Principal Executive Officer/
Principal Financial Officer/Principal Accounting Officer and Director, Guy
Nissenson and his family.

On October 20, 2000, we issued 100,000 shares of our common stock to Zeneca
Commercial S.A., on behalf of Mr. Nissim Levy, for giving our subsidiary,
Swiftnet, a bank guaranty for the amount of $200,000.

On October 20, 2000, we issued 252,800 shares of our common stock to 116 non-
U.S. Companies and non-U.S. persons for non cash consideration. Our legitimate business purpose for issuing these shares was to: (a) gain recognition of our business operations; (b) establish a stock holder base for our common stock; (c)
assist us in our future plan to secure qualification for quotation on the Over the Counter Bulletin Board; and (d) to motivate our employees.

On October 20, 2000, we issued 25,000 shares to agents of Swiftnet for the purpose of future incentive plan for our agents.

On July 25, 2001, we issued 117,200 shares to the 'management fund' of our subsidiary Swiftnet for future incentive of the management team implementing the expanding plan of the company.

On September 20, 2000, we issued an aggregate of 2,400,000 shares of our common stock to Abraham Keinan, Vision Consultants Ltd., and Campbeltown Business Ltd.
to acquire our subsidiary, Swiftnet, Ltd.

We relied upon Section 4(2) and Regulation S of the Securities Act of 1933, as
amended for the above issuances. None of these issuance involved underwriters, underwriting discounts or commissions or any public offer in the United States.
We placed restrictive legends on all certificates issued. We believed that
Regulation S and Section 4(2) were available because:
     o    We are an operational company with revenues and not a blank check company;
     o    Sales were not made by general solicitation or advertising;
     o    Sales were made only to accredited investors or investors who represented that they were sophisticated enough to evaluate the risks of the investment;
     o    No offers or sales were made to persons in the United States; and
     o    No direct selling efforts were made in the United States.

On July 25, 2001, we issued 105,000 shares of our common stock to the Law Firm of Hamilton, Lehrer & Dargan, P.A. for legal services rendered to us. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of
Regulation D of the Act, as amended. We believed this exemption is available because the issuance to Hamilton, Lehrer & Dargan, P.A. was an isolated transaction which did not involve a public offering.

                                       60

ITEM 27. EXHIBITS
2.       Agreement and plan or reorganization between Xfone, Inc. and Swiftnet
         Ltd. dated September 20, 2000 (1)
3.1      Articles of Incorporation of Xfone, Inc.(1)
3.2      Bylaws of Xfone, Inc.(1)
3.3      Articles of Incorporation of Swiftnet, Ltd.(1)
3.4      Bylaws of Swiftnet, Ltd.(1)
3.5      Amended bylaws of Xfone, Inc.(3)
4.       Specimen Stock Certificate*
5.       Opinion of Hamilton, Lehrer & Dargan, P.A.
10.1     Agreement between Swiftnet Ltd. and Guy Nissenson dated May 11, 2000(1)
10.2     Employment Agreement with Bosmat Houston dated January 1, 2000(1)
10.3     Loan Agreement with Swiftnet Ltd., Guy Nissenson, and Nissim Levy dated
         August 5, 2000(1)
10.4     Promissory Note executed between Xfone and Swiftnet Ltd. dated
         September 29, 2000(1)
10.5     Stock Purchase Agreement between Swiftnet, Ltd, Abraham Keinan, and
         Campbeltown Business, Ltd. dated June 19, 2000(1)
10.6     Consulting Agreement between Swiftnet, Ltd. and Campbeltown Business,
         Ltd. dated May 5, 2000(1)
10.7     Agreement with Campbeltown Business Ltd. dated July 30, 2001(1)
10.8     Contract with WorldCom International, Ltd. dated June 20, 1998(1)
10.9     Contract with VoiceNet Inc. dated April 11, 2000
10.10    Contract with InTouchUK.com Ltd. dated April 25, 2000(1)
10.11    Letter of Understanding from Campbeltown Business, Ltd. to Xfone, Inc.
         dated July 30, 2001 (2)
10.12    Agreement between Adar International, Inc./Mr. Sidney J. Golub and
         Swiftnet dated April 6, 2000 (2)
10.13    Lease Agreement between Elmtree Investments, Ltd. and Swiftnet, Ltd.
         dated December 4, 1991 (2)
10.14    Lease Agreement between Postwick Property Holdings Limited and
         Swiftnet, Ltd. dated October 8, 2001.(2)
10.15    Agreement between Xfone, Inc., Swiftnet, Ltd., and Nir Davidson dated
         September 30, 2002
21.      List of Subsidiaries*
23.      Consent of Chaifetz & Schreiber, P.C.***
23.1     Consent of Chaifetz & Schreiber, P.A.
24.      Consent of Hamilton, Lehrer & Dargan, P.A. included in Exhibit 5*

1. Denotes previously filed exhibits: filed on August 10, 2001 with Xfone,
         Inc.'s SB-2 registration statement, file # 333-67232.
2. Denotes previously filed exhibits: filed on October 16, 2001 with Xfone,
         Inc.'s SB-2/Amendment 1 registration statement, file # 333-67232.
3. Denotes previously filed exhibit: filed on November 28, 2001 with Xfone,
         Inc.'s SB-2/Amendment 2 registration statement, file # 333-67232.
4. Denotes previously filed exhibit: filed on December 5, 2002 with Xfone,
         Inc.'s Form 8-K.

                                       61

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:
1.   To file, during any period a post-effective amendment to this registration statement to:
     a.   Include any prospectus required by Section 10(a)(3) of the Securities
          Act of 1933;
     b.   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
     c.   Include any additional or changed material information on the plan of distribution.

2.   That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.   Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

4.   In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       62

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on February 28, 2003.

XFONE, INC.

Title                          Name             Date        Signature
----------------------------- ---------------- ----------- --------------------
Chairman of the Board          Abraham Keinan   02/28/03    /s/ Abraham Keinan
----------------------------- ---------------- ----------- --------------------
Principal Executive Officer    Guy Nissenson    02/28/03    /s/ Guy Nissenson
----------------------------- ---------------- ----------- --------------------
Principal Accounting Officer   Guy Nissenson    02/28/03    /s/ Guy Nissenson
----------------------------- ---------------- ----------- --------------------
Principal Financial Officer    Guy Nissenson    02/28/03    /s/ Guy Nissenson
----------------------------- ---------------- ----------- --------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

Name              Signature            Title                            Date
---------------- -------------------- -------------------------------- ----------
Abraham Keinan    /s/ Abraham Keinan   Chairman of the Board            02/28/03
---------------- -------------------- -------------------------------- ----------
Guy Nissenson     /s/ Guy Nissenson    President,
                                       Principal Executive Officer,
                                       Principal Financial Officer,
                                       Principal Accounting Officer,
                                       and Director                     02/28/03
---------------- -------------------- -------------------------------- ----------

                                       63